Exhibit 99.2

The Offer has not been approved by any securities regulatory authority nor has any securities regulatory authority expressed an opinion about the fairness or merits of the Offer, the securities offered pursuant to the Offer or the adequacy of the information contained in this document. Any representation to the contrary is an offence. Shareholders in the United States should read the “Notice to Shareholders in the United States and Other Shareholders Outside Canada” on page (iv) (continuation of the cover page) of this Notice of Variation, Change and Extension.

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer and Circular (as defined below), as amended by the First Notice of Variation, Change and Extension (as defined below). If you are in doubt as to how to deal with it, you should consult your investment dealer, broker, lawyer or other professional advisor.

If you have questions, please contact Laurel Hill Advisory Group, the information agent in connection with the Offer, by telephone at 1-877-452-7184, (1-416-304-0211 for collect calls outside North America), by texting “INFO” to either number, or by email at assistance@laurelhill.com.

Neither this document, the Original Offer and Circular, as amended by the Notices, nor the First Notice of Variation, Change and Extension, constitutes an offer or a solicitation to any Person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders (as defined below) in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

January 9, 2026

CANEX METALS INC.

NOTICE OF VARIATION, CHANGE AND EXTENSION

of OFFER TO PURCHASE

all of the issued and outstanding common shares of

GOLD BASIN RESOURCES CORPORATION

on the basis of 0.592 of a common share of CANEX Metals Inc.
for each common share of Gold Basin Resources Corporation

CANEX Metals Inc. (“CANEX” or the “Offeror”) hereby gives notice that it is varying certain terms and conditions of its offer dated August 28, 2025 (the “Original Offer”) as amended by the Notice of Variation, Change and Extension dated December 12, 2025 (the “First Notice of Variation, Change and Extension”), to purchase, on the terms and subject to the conditions of the Original Offer, all of the issued and outstanding common shares (the “Shares”) in the capital of Gold Basin Resources Corporation (“Gold Basin” or the “Company”), including any Shares that may become issued and outstanding after the date of the Original Offer but prior to the Expiry Time (as defined below), to: (a) waive the Minimum Tender Condition of the Offer (as defined herein); (b) extend the Expiry Time of the Offer to 5:00 p.m. (Toronto Time) on January 19, 2026; (c) clarify that the period of time during which Shares may be deposited under the Offer after the expiry of the initial deposit period if the Statutory Minimum Condition is satisfied and the other conditions of the Offer are satisfied or waived at the expiry of the initial deposit period such that the Offeror takes up the Shares deposited under the Offer is a period of not less than 10 calendar days, not a period of not less than 10 Business Days; (d) provide additional disclosure, including, but not limited to, certain recent developments of CANEX, such as the closing of its previously announced non-brokered private placement of 20,000,000 common shares of CANEX at a price of $0.15 per Offeror Common Share for gross proceeds of $3,000,000, led by a strategic investment from Mr. N. Eric Fier; and (e) include the audited consolidated financial statements of the Offeror for the years ended September 30, 2025 and 2024 and management’s discussion and analysis thereof.

The Offer is made only for Shares and is not made for any Convertible Securities (including Options) or other rights to acquire Shares.

The Offer has been extended and now remains open for acceptance until 5:00 p.m. (Toronto Time) on January 19, 2026 (the “Expiry Time”), unless the Offer is further extended, accelerated or withdrawn by the Offeror in accordance with its terms.

This Notice of Variation, Change and Extension should be read in conjunction with: (a) the Original Offer and accompanying take-over bid circular dated August 28, 2025 (the “Original Circular” and together with the Original Offer, the “Original Offer and Circular”); (b) the letter of transmittal that accompanied the Original Offer and Circular (the “Letter of Transmittal”); and (c) the notice of guaranteed delivery that accompanied the Original Offer and Circular (the “Notice of Guaranteed Delivery”, and collectively with the Original Offer and Circular and the Letter of Transmittal, the “Original Offer Documents”). To the extent specifically set out in this document, each of the Original Offer Documents is deemed to be amended by the First Notice of Variation, Change and Extension and this Notice of Variation, Change and Extension (collectively, the “Notices”) to give effect to the amendments to the Original Offer and Circular described therein and herein. Unless the context otherwise requires, references in this document to the “Offer”, the “Circular” and the “Offer and Circular” mean the Original Offer, the Original Circular and the Original Offer and Circular, respectively, each as amended and varied by the Notices. Unless the context requires otherwise, terms used herein but not defined herein have the respective meanings set out in the Original Offer and Circular.

Holders of Shares (“Shareholders”) who have validly deposited and not withdrawn their Shares are not required to take any further action to accept the Offer. Registered Shareholders (meaning Shareholders that have a physical share certificate representing their Shares or a DRS Advice or a similar document evidencing the electronic registration of ownership of their Shares) who have not yet deposited their Shares under the Offer and who wish to accept the Offer must properly complete and execute a Letter of Transmittal (printed on YELLOW paper) and deposit it, at or prior to the Expiry Time, together with, if applicable, the certificate(s) representing their Shares and all other required documents, with Computershare Investor Services Inc. (the “Depositary”) at its office at one of the addresses specified in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal. Alternatively, Shareholders may accept the Offer by following the procedures for: (i) guaranteed delivery set out in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”, using the accompanying Notice of Guaranteed Delivery (printed on BLUE paper), or a manually executed facsimile thereof; or (ii) book-entry transfer of Shares set out in Section 3 of the Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”.

Registered Shareholders will not be required to pay any fee or commission if they accept the Offer by tendering their Shares directly with the Depositary. A broker, nominee or other intermediary through whom a Shareholder holds Shares may charge a fee to tender any such Shares on behalf of such Shareholder. Shareholders should consult such broker, nominee or other intermediary to determine whether any charges will apply.

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly if they wish to accept the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary.

Questions and requests for assistance may be directed to Laurel Hill Advisory Group (“Laurel Hill”), the information agent in connection with the Offer (the “Information Agent”). Shareholders may contact Laurel Hill by telephone at 1-877-452-7184, (1-416-304-0211 for collect calls outside North America), by texting “INFO” to either number, or by email at assistance@laurelhill.com.

Additional copies of the Original Offer and Circular, the Notices and related materials may be obtained without charge on request from the Information Agent in the manner specified on the back page of this document or by using the contact information of any additional dealer managers which may be provided subsequent to the date of the Offer and Circular, and are available on SEDAR+ at www.sedarplus.com, and on the Offeror’s website at www.canexmetals.ca. Website addresses are provided for informational purposes only and no information contained on, or accessible from such websites is incorporated by reference in the Offer and Circular unless expressly incorporated by reference.

No Person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

(i)

The Information Agent for the Offer is:

LAUREL HILL ADVISORY GROUP

North America Toll Free: 1-877-452-7184

Outside North America: 1-416-304-0211

Text Message: Text “INFO” to 416-304-0211 or 1-877-452-7184

Email: assistance@laurelhill.com

(ii)

NOTICE TO SHAREHOLDERS IN THE UNITED STATES AND OTHER SHAREHOLDERS OUTSIDE CANADA

The Offer is being made for the securities of a Canadian company that does not have securities registered under section 12 of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Accordingly, the Offer is not subject to section 14(d) of the U.S. Exchange Act or Regulation 14D thereunder. In reliance on the cross-border exemption provided by rule 14d-1(c) (the “Tier 1 Exemption”), the Offer is exempt from Rules 14e-1 and 14e-2 of Regulation 14E. The Offer is made in the United States with respect to securities of a “foreign private issuer”, as such term is defined in Rule 3b-4 under the U.S. Exchange Act, in accordance with Canadian corporate and Securities Laws requirements. Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to tender offers under the U.S. Exchange Act and the rules and regulations promulgated thereunder.

Because the consideration consists solely of Offeror Common Shares and, to the Offeror’s knowledge, U.S. holders hold 10% or less of the outstanding Shares, the Offer is being made in reliance on Rule 802 under the United States Securities Act of 1933. The Offeror has furnished, or will furnish, the Offer and Circular, including this Notice of Variation, Change and Extension (and any amendments or supplements) to the SEC on Form CB and has filed, or will file, a Form F-X appointing an agent for service of process in the United States. The Offer and Circular, including the First Notice of Variation, Change and Extension and this Notice of Variation, Change and Extension, is being provided to U.S. holders in English on a comparable basis to Canadian holders. If dissemination is by publication in Canada, the Offeror will concurrently publish in the United States in a manner reasonably calculated to inform U.S. holders.

The Offer is being made for the securities of a Canadian company by a Canadian company. The Offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the Offeror and the Company are located in a foreign country, and some or all of their officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel the Offeror or the Company and their affiliates to subject themselves to a U.S. court’s judgement. You should be aware that the Offeror may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases, in accordance with applicable law.

In accordance with Canadian law and in reliance on Rule 14e-5(b)(10) under the U.S. Exchange Act, the Offeror and its affiliates may, from time to time during the pendency of the Offer, purchase or arrange to purchase Shares (or related securities) outside the Offer, provided that no such purchases will be made in the United States or by use of U.S. jurisdictional means. Any information about such purchases that is made public in Canada will also be made publicly available in the United States on a comparable basis, including by press release and by furnishing a Form CB to the SEC.

Shareholders in the United States should be aware that the disposition of their Shares (or the exercise, exchange or redemption of the Convertible Securities) and the acquisition of Offeror Common Shares by them as described herein may have tax consequences both in the United States and in Canada. Such consequences for Shareholders who are resident in, or citizens of, the United States may not be described fully herein and such Shareholders are encouraged to consult their tax advisors. See Section 18 of the Original Circular, “Certain Canadian Federal Income Tax Considerations”, and Section 19 of the Original Circular, “Certain United States Federal Income Tax Considerations”.

The enforcement by Shareholders of civil liabilities under U.S. federal securities Laws may be affected adversely by the fact that each of the Offeror and the Company is incorporated under the Laws of Canada, that some or all of their respective officers and directors may be residents of a foreign country, that some or all of the experts named herein may be residents of a foreign country and that all or a substantial portion of the assets of the Offeror and the Company and said Persons may be located outside the United States.

(iii)

THE OFFEROR COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shareholders should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of Offeror Common Shares or Shares, or certain related securities, as permitted by applicable Laws or regulations of the United States, Canada or its provinces or territories.

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES

The Offer is being made only for Shares and is not being made for any Convertible Securities (including Options) or other rights to acquire Shares. Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities, applicable Laws and the Cease Trade Order, exercise the rights under such Convertible Securities to acquire Shares and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures described in Section 3 of the Offer, “Manner of Acceptance”, and Section 6 of the Original Circular, “Treatment of Convertible Securities”. The Partial Revocation Order does not provide for the acquisition of Shares upon the exercise of conversion rights under Convertible Securities.

The tax consequences to holders of Convertible Securities of exercising, exchanging or converting such securities are not described in either Section 18 of the Original Circular, “Certain Canadian Federal Income Tax Considerations” or in Section 19 of the Original Circular, “Certain United States Federal Income Tax Considerations”. Holders of Convertible Securities should consult their tax advisors for advice with respect to potential income tax consequences to them in connection with the decision as to whether to exercise, exchange or convert their Convertible Securities.

(iv)

TABLE OF CONTENTS

NOTICE TO SHAREHOLDERS IN THE UNITED STATES AND OTHER SHAREHOLDERS OUTSIDE CANADA		iii
NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES		iv
REPORTING CURRENCY		1
RISK FACTORS		1
INFORMATION CONTAINED IN THIS NOTICE OF VARIATION, CHANGE AND EXTENSION		1
INFORMATION CONCERNING THE COMPANY		1
AVAILABILITY OF DISCLOSURE DOCUMENTS		2
CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES		2
FORWARD-LOOKING STATEMENTS		2
NOTICE OF VARIATION, CHANGE AND EXTENSION		4
1.	Waiver of Minimum Tender Condition	4
2.	Extension of the Offer	5
3.	Reasons to Accept the Offer	6
4.	Recent Developments	10
5.	Audited Financial Statements for the Year Ended September 30, 2025	10
6.	Updated Information Concerning the Offeror Common Shares	10
7.	Manner of Acceptance	11
8.	Take-Up of and Payment for Deposited Shares	11
9.	Right to Withdraw Deposited Shares	11
10.	Amendments and Variations to Original Offer Documents	11
11.	Offerees’ Statutory Rights	11
12.	Directors’ Approval	11
CERTIFICATE OF CANEX METALS INC.		C-1
Schedule A - Audited Consolidated Financial Statements for the Years Ended September 30, 2025 and 2024 and Management’s Discussion and Analysis Thereof		A-1

(v)

REPORTING CURRENCY

All references to “$” or “C$” in this Notice of Variation, Change and Extension mean Canadian dollars, all references to “US$” in this Notice of Variation, Change and Extension mean United States dollars, except where otherwise indicated, and all references to “A$” in this Notice of Variation, Change and Extension mean Australian dollars, except where otherwise indicated.

RISK FACTORS

The acceptance of the Offer and an investment in the Offeror Common Shares offered pursuant to the Offer are subject to certain risks. In assessing the Offer, Shareholders should carefully consider the risks described in the Original Offer and Circular. Such risks may not be the only risks applicable to the Offer or the Offeror. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror. See Section 22 of the Original Circular, “Risk Factors”.

INFORMATION CONTAINED IN THIS NOTICE OF VARIATION, CHANGE AND EXTENSION

Certain information contained in this Notice of Variation, Change and Extension has been taken from or is based on documents that are expressly referred to herein. All summaries of, and references to, documents that are specified in this Notice of Variation, Change and Extension as having been filed, or that are contained in documents specified as having been filed, on SEDAR+, are qualified in their entirety by reference to the complete text of those documents as filed, or as contained in documents filed, under the Offeror’s profile at www.sedarplus.com and on the Offeror’s website at www.canexmetals.ca. Shareholders are urged to carefully read the full text of those documents, which may also be obtained on request without charge from the Corporate Secretary of the Offeror at Suite 1620, 734 – 7th Avenue SW, Calgary, Alberta T2P 3P8, Canada.

This Notice of Variation, Change and Extension does not generally address the income tax consequences of the Offer to Shareholders in any jurisdiction outside Canada or the United States. Shareholders in a jurisdiction outside Canada or the United States should be aware that the disposition of the Shares may have tax consequences which may not be described in the Original Circular. Accordingly, Shareholders outside Canada and the United States should consult their own tax advisors with respect to tax considerations applicable to them.

Certain figures herein may not add due to rounding.

Information contained in this document is given as of January 7, 2026, unless otherwise specifically stated.

INFORMATION CONCERNING THE COMPANY

As of the date of this Notice of Variation, Change and Extension, the Offeror has not had access to the non-public books and records of the Company and the Offeror is not in a position to independently assess or verify certain of the information in the Company’s publicly filed documents, including its financial statements and reserves disclosures. The Company has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of the Company contained in the Offer and Circular. As a result, except as otherwise expressly indicated herein, the information concerning the Company contained in the Offer and Circular has been derived, by necessity, from the Company’s public reports and securities filings as of January 7, 2026, and the Offeror does not assume any responsibility for the accuracy or completeness of any such information. See Section 22 of the Original Circular, “Risk Factors – Risk Factors Related to the Offer and the Offeror – The Offeror has been unable to independently verify the accuracy and completeness of the Company information in the Offer and Circular”. None of the Company’s public reports or securities filings are or have been incorporated by reference into the Offer and Circular.

In addition, the Company has not filed continuous disclosure documents publicly since December 2, 2024, including its annual audited financial statements and annual management’s discussion and analysis for the year ended December 31, 2024, its certifications of annual filings for the year ended December 31, 2024, its unaudited interim financial statements and interim management’s discussion and analysis for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025 its certifications of interim filings for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, and its notice, information circular and proxy materials for its 2025 annual general meeting. Accordingly, information in the Company’s publicly filed documents may be out of date, inaccurate or incomplete and may not be reflective of the current condition, including financial condition, of the Company. See Section 25 of the Original Circular, “Cease Trade Order and Partial Revocation Order”.

AVAILABILITY OF DISCLOSURE DOCUMENTS

The Offeror is a reporting issuer in British Columbia, Alberta, Ontario and Quebec and files its continuous disclosure documents with the applicable Securities Regulatory Authorities. Such documents are available under the Offeror’s profile at www.sedarplus.com or on the Offeror’s website at www.canexmetals.ca.

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES

The Offeror is subject to the reporting requirements of applicable Securities Laws. Unless otherwise indicated, all historical estimate disclosure relating to the Offeror’s projects in the Offer and Circular have been prepared in accordance with the requirements of Canadian Securities Laws.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Notice of Variation, Change and Extension, or incorporated by reference in the Offer and Circular constitute “forward-looking statements” and “forward- looking information” as defined under Securities Laws (collectively “forward-looking statements”). Forward-looking statements are typically identified by words such as “anticipate”, “continue”, “estimate”, “expect”, “forecast”, “budget”, “may”, “will”, “project”, “could”, “plan”, “intend”, “should”, “believe”, “outlook”, “objective”, “aim”, “potential”, “target” and similar words suggesting future events or future performance. Forward-looking statements and forward-looking information are not based on historical facts, but rather on current expectations and projections about future events and is therefore subject to risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements and forward-looking information.

This Notice of Variation, Change and Extension contains forward-looking statements including: those relating to the Offer, including statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer; the ability of the Offeror to complete the transactions contemplated by the Offer, including the termination of the Helix Farm-In Agreement; the reasons to participate in the Offer; whether Gold Basin will regain regulatory compliance; the purpose of the Offer; any commitment to acquire Shares; the value of the Offeror Common Shares received as consideration under the Offer; the Offeror’s objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects; information concerning the Company and the Offeror (and their respective affiliates), including the revocation of the Cease Trade Order; the Offeror’s plans for the Company in the event the Offer is successful and the integration of the Offeror’s and the Company’s businesses and operations; the anticipated effect of the Offer and the expected benefits of tendering Shares to the Offer, both to the Offeror and to the Shareholders, such as the consolidation of a gold district in Mojave County, Arizona and other synergies that may result from the proposed combination between the Offeror and the Company; the satisfaction of the conditions to consummate the Offer and other statements that are not historical facts. It is important to know that:

•	unless otherwise indicated, forward-looking statements in this Notice of Variation, Change and Extension describe the Offeror’s expectations as at the date on which such statements are made;

•	the Offeror’s actual results and events could differ materially from those expressed or implied in the forward-looking statements in this Notice of Variation, Change and Extension if known or unknown risks affect its business or the Offer, or if its estimates or assumptions turn out to be inaccurate. As a result, the Offeror cannot guarantee that the results or events expressed or implied in any forward-looking statement will materialize, and accordingly, you are cautioned against relying on these forward-looking statements; and

•	the Offeror disclaims any intention and assumes no obligation to update or revise any forward-looking statement or information herein even if new information becomes available, as a result of future events or for any other reason, except in accordance with applicable Securities Laws.

With respect to forward-looking statements contained in this Notice of Variation, Change and Extension, the Offeror has made assumptions regarding, among other things: integrate the Offeror’s and the Company’s businesses and operations and realize financial, operational and other synergies from the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction; that each of the Offeror, the Company and, following the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror will have the ability to continue as a going concern and realize its assets and discharge its liabilities in the normal course of business; that the Helix Farm-In Agreement will be terminated; the Offeror’s ability to execute on its plans as described herein and in its other disclosure documents and the impact that the successful execution of such plans will have on the Offeror and, following the combination, the combined entity and the combined entities’ respective stakeholders; that the Company’s publicly available information, including its public reports and securities filings as of January 7, 2026 remain accurate in all material respects; that the current commodity price and foreign exchange environment will continue or improve; future exchange rates and interest rates; future debt levels; the value inherent in Gold Basin’s portfolio of projects, including the Gold Basin Project; the Offeror will receive the Regulatory Approvals and all other necessary consents on the timelines and in the manner currently anticipated; the other conditions to the Offer will be satisfied on a timely basis in accordance with their terms; the advice received from professional advisors is accurate; there will be no material changes to government and environmental regulations adversely affecting the Offeror’s operations, other than as discussed in this section; and the impact of the current economic climate and financial, political and industry conditions on the Offeror’s operations, including its financial condition and asset value, will remain consistent with the Offeror’s current expectations as set out in this section.

All figures and descriptions provided in this Notice of Variation, Change and Extension related to the proposed transaction, including those around consideration, key metrics, reasons for the Offer, and the potential benefits to the Shareholders and the Offeror Shareholders (including increased shareholder returns and improved performance and administration savings), are based on and assume the following: (a) the Offeror’s and the Company’s liquidity, debt, debt costs and assets (including reserves), will not change from what was the case on January 7, 2026, in the case of the Offeror, and from what the Offeror has ascertained from the Company’s public filings on SEDAR+ up to and including October 20, 2025, in the case of the Company; (b) 135,130,486 Shares are issued and outstanding immediately prior to the date of the Offer (according to the latest information available on the website of the TSXV); (c) that all of the Shares are tendered to the Offer pursuant to the terms thereof; and (d) no other Shares or Offeror Common Shares are issued before the successful completion of the Offer.

Although the Offeror believes that the expectations reflected in the forward-looking statements contained in this Notice of Variation, Change and Extension, and the assumptions on which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct. The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements may include the following: the market value of the Offeror Common Shares received as consideration under the Offer and the impact of the issuance of Offeror Common Shares on the market price of the Offeror Common Shares; the inaccuracy of the Company’s public disclosure upon which the Offer is predicated; the failure to obtain the Regulatory Approvals and to satisfy the other conditions to the Offer on a timely basis; competitive responses to the announcement or completion of the Offer; as well as the risks discussed in Section 22 of the Original Circular, “Risk Factors”. Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. The Offeror does not assume any obligation to update or revise any forward-looking statements after the date of this Notice of Variation, Change and Extension or to explain any material difference between subsequent actual events and any forward-looking statements, except as required by applicable Securities Laws. Readers are cautioned that such assumptions, risks and uncertainties should not be construed as exhaustive.

The forward-looking statements contained in this Notice of Variation, Change and Extension speak only as of the date of this Notice of Variation, Change and Extension. Except as expressly required by applicable Securities Laws, we do not undertake any obligation to publicly update any forward-looking statements. The forward-looking statements contained in this Notice of Variation, Change and Extension are expressly qualified by this cautionary statement.

For a further discussion regarding the risks related to the Offer and the Offeror, see Section 22 of the Original Circular, “Risk Factors”, and the Offeror’s other public filings, available in Canada on SEDAR+ at www.sedarplus.com, and on the Offeror’s website at www.canexmetals.ca.

NOTICE OF VARIATION, CHANGE AND EXTENSION

January 9, 2026

TO:     THE HOLDERS OF COMMON SHARES OF GOLD BASIN RESOURCES CORPORATION

This Notice of Variation, Change and Extension amends, varies and supplements the information provided in the Original Offer and Circular, as amended by the First Notice of Variation, Change and Extension, pursuant to which the Offeror is offering to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Shares (including any Shares which may become issued and outstanding after the date of the Original Offer and prior to the Expiry Time).

As set out in this Notice of Variation, Change and Extension, the Offeror has (a) extend the Expiry Time of the Offer to 5:00 p.m. (Toronto Time) on January 19, 2026; and (b) providing updated disclosure, including, but not limited to, information concerning the Offeror’s Common Shares. Consequential amendments in accordance with this Notice of Variation, Change and Extension are deemed to be made, where required, to the Original Offer Documents, as amended by the First Notice of Variation, Change and Extension. Except as otherwise set out in this Notice of Variation, Change and Extension, the terms and conditions set out in the Original Offer Documents, as amended by the First Notice of Variation, Change and Extension, continue to remain in effect, unamended. This Notice of Variation, Change and Extension should be read in conjunction with the Original Offer Documents, as amended by the First Notice of Variation, Change and Extension.

1.	Waiver of Minimum Tender Condition

The Offeror has determined to waive the condition of the Offer (as set out in paragraph (a) of Section 4 of the Offer (on page 27 of the Original Offer and Original Circular)) that there be validly tendered and not withdrawn under the Offer not less than 66 2/3% of the outstanding Shares, on a fully diluted basis, excluding Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror, within the meaning of NI 62-104 (the “Minimum Tender Condition”).

The Offer remains subject to the other conditions set out in Section 4 of the Original Offer, “Conditions of the Offer”, including the Statutory Minimum Condition. The Statutory Minimum Condition is met if there shall have been validly deposited under the Offer and not withdrawn that number of Shares that represent more than 50% of the outstanding Shares, excluding any Shares beneficially owned, or over which control or direction is exercised, by the Offeror or by any person acting jointly or in concert with the Offeror. The Offeror is not permitted to waive the Statutory Minimum Condition under applicable Securities Laws. If all of the conditions (other than the Minimum Tender Condition) referred to in Section 4 of the Original Offer, "Conditions of the Offer", have been fulfilled or waived at or prior to the expiry of the initial deposit period under the Offer, the Offeror will, unless the Offeror has withdrawn or terminated the Offer, take-up and pay for all Shares then deposited under the Offer (and not withdrawn), in accordance with Section 6 of the Offer, "Take-Up and Payment for Deposited Shares", and will extend the Offer in accordance with Canadian Securities Laws.

Risk Factors Relating to the Reduction of the Minimum Tender Condition

If the Offeror acquires additional Shares under the Offer (calculated on a fully-diluted basis and excluding Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror, within the meaning of NI 62-104) representing an aggregate of 66 2/3% or more of the Shares, it will have the ability to control the outcome of Shareholder votes relating to fundamental changes of the Company, including with respect to any Subsequent Acquisition Transaction. As a result of the waiver of the Minimum Tender Condition, the Offeror may initially acquire, under the Offer, a number of Shares greater than 50%, but less than 66 2/3%, and there can be no assurance that the Offeror will ultimately be able to acquire 66 2/3% or more of the Shares. In these circumstances, there can be no assurance that the Offeror would be able obtain the level of Shareholder approval required to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, whether by purchasing additional Shares, obtaining the support of other Shareholders or otherwise. See the information set out in the final paragraph under the heading "Acquisition of the Company Common Shares Not Deposited under the Offer – Subsequent Acquisition Transaction" on page 60 of the Original Offer and Original Circular.

If fewer than 66 2/3% of the outstanding Shares are acquired by the Offeror under the Offer, the Company would, for so long as the Offeror continues to hold less than 100% of the Shares, continue as a separate, partially-owned public company subsidiary of the Offeror. In these circumstances, certain transactions between the Offeror and the Company could be considered "related party transactions" under applicable law (specifically, MI 61-101), which would, unless an exemption is available, require a formal valuation for the transaction and, in addition to any other required securityholder approval, the approval of a majority of the votes cast by "minority" holders of the affected securities, which would be holders other than the Offeror and any other person who is a "related party" of the Offeror, including an Affiliate or an insider of the Offeror and any person acting jointly or in concert therewith. The ability to effect such transactions would also be subject to future negotiations between the respective boards of directors of the Offeror and the Company, and in such negotiations, any representatives of the Offeror appointed to the Company Board would be precluded from voting on such transactions.

If the Offeror acquires more than 50% of the Shares but less than 66 2/3% of the Shares under the Offer, it intends to change the composition of the Company Board; however, the Company will continue to be a reporting issuer under applicable Securities Laws and the Offeror may not be able to realize various cost savings it would expect to realize if the Company were to become a wholly-owned subsidiary of the Offeror.

If the Offeror takes up the Shares under the Offer, but is then unable to complete a Subsequent Acquisition Transaction in a timely manner or at all, it would be unable to fully integrate the operations of the Offeror and the Company and, consequently, unless the Offeror is successful in completing one or more "related party transactions" with the Company, as described above (or otherwise acquires the Shares not owned by it), the Offeror would be limited in its ability to: (i) effect potential transactions with the Company for the purposes of integrating the business and operations of the Offeror and the Company; and (ii) realize various synergies otherwise expected as a result of the combination of the Offeror and the Company, as described in the Original Offer and Circular. This could materially affect the Offeror’s consolidated earnings, cash flows and financial condition and deprive the Offeror of some of the other anticipated benefits of the Offer.

2.	Extension of the Offer

The Offeror has extended the Expiry Time of the Offer from 5:00 p.m. (Toronto Time) on January 9, 2026 to 5:00 p.m. (Toronto Time) on January 19, 2026. Accordingly, the definition of “Expiry Time” in the Original Offer and Circular, as amended by the First Notice of Variation, Change and Extension, is deleted in its entirety and replaced with the following definition: “Expiry Time” means 5:00 p.m. (Toronto Time) on January 19, 2026, or such earlier or later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of the Original Offer, “Extension, Acceleration and Variation of the Offer”, unless the Offer is withdrawn by the Offeror.

The Offeror also clarifies that the period of time during which Shares may be deposited under the Offer after the expiry of the initial deposit period if the Statutory Minimum Condition is satisfied and the other conditions of the Offer are satisfied or waived at the expiry of the initial deposit period such that the Offeror takes up the Shares deposited under the Offer is a period of not less than 10 calendar days, not a period of not less than 10 Business Days. Accordingly, the definition of “Mandatory Extension Period” in the Original Offer and Circular is re-confirmed to read as follows:

“If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions described in Section 4 of the Offer, “Conditions of the Offer”, have been satisfied or, where permitted, waived by the Offeror such that the Offeror takes up the Shares deposited under the Offer, the Offeror will extend the period during which Shares may be deposited and tendered to the Offer for a period of not less than 10 days following the expiry of the initial deposit period (the “Mandatory Extension Period”). The Offeror will not amend the Offer to shorten or eliminate the Mandatory Extension Period.”

See Section 5 of the Original Offer, “Extension, Acceleration and Variation of the Offer”.

3.	Reasons to Accept the Offer

The Offeror continues to believe that the Offer provides a number of compelling benefits for Shareholders that Gold Basin cannot achieve on a standalone basis, including:

•	Significant Upfront Premium to Shareholders. The Offer represents a 221% premium to the 30-day volume weighted average price of the Shares prior to the Cease Trade Order, based on the 30-day volume weighted average price of the Offeror Common Shares as of January 7, 2026.

•	Consolidation of Gold Districts and Near-Term Exploration and Expansion. The Offer consolidates an advanced oxide gold exploration camp in Mojave County, Arizona hosting multiple zones of gold mineralization with strong drill results across an eight kilometre by eight kilometre area, opening up potential near-term exploration on favourable targets, which are fully permitted for near-term drill testing and expansion.

MAP: Mineral land positions of CANEX’s Gold Range Project (Red) and Gold Basin’s Gold Basin Project (Blue) are adjacent.

•	Diversification. The Offer will provide Shareholders not only with exposure to a consolidated gold district in Mojave County, Arizona, but also to the Offeror’s Louise Project in British Columbia. On July 31, 2025, the Offeror announced results from an induced polarization (IP) geophysical survey which identified a new and previously unknown chargeability target two kilometres west of the historic Louise deposit and a steeply dipping zone of high chargeability below and to the north of the historic Louise deposit.

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•	Liquidity. The Offer will provide Shareholders with a more liquid investment. The TSXV has conditionally approved the listing of the Offeror Common Shares offered to Shareholders pursuant to the Offer on the TSXV. Listing will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV. By contrast, trading in the Shares is restricted. On May 6, 2025, the Commission imposed the Cease Trade Order against the Shares. The next day, CIRO imposed the Halt in trading of the Shares on the TSXV. Gold Basin has yet to provide its Shareholders with any estimate of when a revocation of the Cease Trade Order and the Halt can be expected, if at all. Further, the Partial Revocation Order will expire on January 31, 2026, unless extended, and Gold Basin faces potential dissolution without the filing of its 2024 Annual Report by January 24, 2026.

•	Access to the Offeror’s Stable Balance Sheet. With no debt and access to capital, Shareholders have an opportunity through the Offer to move from a highly precarious financial situation to the stable and managed underpinnings of the Offeror’s prudent financial management. The recently completed Financing (described below) of $3,000,000, led by a strategic investment from Mr. N. Eric Fier, highlights the Offeror’s access to capital and ability to fund exploration and development of a consolidated oxide gold district in Northern Arizona.

•	Offeror’s Highly Focused, Professional and Cost-Effective Management Team. The Offeror has six years experience working in the Arizona district and has developed a geologic understanding and exploration model that can help fast track new discovery and deposit expansion and unlock value across the combined district. The Offer places the consolidated district under the Offeror’s highly focused, professional and cost-effective management team, which will provide superior operational and governance oversight.

•	Improved Governance Profile. Contrasted with the Company’s serial non-compliance with the most fundamental of securities laws, let alone basic corporate governance, the Offeror recently held it’s annual general meeting on October 30, 2025 with a full endorsement of all items of business by Institutional Shareholder Services, the leading independent proxy advisor.

•	Extreme Risk and Prejudice to Shareholders under the Status Quo. Shareholders face extreme risk and prejudice to their investment if the Company Board and management team of Gold Basin continue to pursue their current course of conduct, including:

o	Negative Shareholder Return. The board and management of Gold Basin generated negative total shareholder returns of -43.75% in the year prior to the Cease Trade Order. Comparatively, CANEX (+462%), the TSX Global Gold Index (+153%) and the S&P/TSX Venture Gold (Sub Industry) Index (+160%) all achieved significant positive returns for investors in the year since January 7, 2025.

o	Loss of Liquidity. On May 6, 2025, the Commission imposed a Cease Trade Order against the Shares in response to Gold Basin’s failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024. The next day, CIRO imposed a Halt in trading of the Shares on the TSXV. Notwithstanding this loss of liquidity for Shareholders, Gold Basin has yet to provide Shareholders with any explanation for its failure to comply with its disclosure obligations under Securities Laws and stock exchange requirements or any estimate of when a revocation of the Cease Trade Order and the Halt can be expected, if at all. Moreover, the Directors’ Circular filed by the Company on October 20, 2025 disclosed that (i) Gold Basin’s transfer agent, TSX Trust Company, resigned on August 21, 2025; and (ii) the Company’s auditors, Manning Elliott LLP, resigned on June 28, 2025. No successor auditor firm has been named, making it unlikely that there is resolution to the Cease-Trade Order in the immediate or medium-term and demonstrating that Shareholders are unlikely to regain liquidity and the ability to sell their Shares in the near term if they do not tender such Shares to the Offer.

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o	Failure in Basic Financial Reporting. The Company is in default of its continuous disclosure obligations under Securities Laws in Alberta, British Columbia, and Ontario for, inter alia, failure to file its annual audited financial statements and annual management’s discussion and analysis for the year ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024, as well as its interim unaudited financial statements and interim management’s discussion and analysis for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025.

o	Non-Compliance with TSXV Requirements. The Directors’ Circular filed by the Company on October 20, 2025 disclosed that the Company’s Chief Financial Officer, Corporate Secretary and director, Stephen Pearce, resigned on September 25, 2025. The TSXV requires that listed issuers must have a chief financial officer and a corporate secretary; however, the Company has not named a successor. The Directors’ Circular also disclosed that Anthony Balic, an independent director, resigned from the Company Board on May 1, 2025. This leaves the Company with only two directors, Charles Straw (interim-CEO) and Grant Duddle (Chair), and this contravenes the TSXV requirement for listed companies to have at least two independent directors. The TSXV further requires listed companies to have an audit committee comprised of at least three directors, a majority of whom should be independent; however, this is impossible with only one independent director on the Company Board.

o	Self-Dealing Transactions. Faced with strong shareholder support for a transaction with CANEX, the board and management of Gold Basin responded by transferring opportunities and assets to related parties. On March 28, 2025, eight days following the public announcement of the unsolicited Mayfair Offer, Helix, an Australian Securities Exchange listed company, announced in a press release that it had entered into conditional binding letter agreements with Centric Minerals Management (USA) Inc. and White Hills Exploration LLC to acquire the White Hills Project, which directly adjoins the Company’s Gold Basin Project in Mojave County, Arizona. The beneficial owners of the vendors of the White Hills Project were Charles Straw, who is the President, interim Chief Executive Officer and a director of Gold Basin, and Calvin Heron, Gold Basin’s former consulting geologist and project manager. Helix’s press release discloses that the vendors will receive A$200,000 in cash and A$1.3 million in Helix shares in connection with these agreements, representing approximately 16.25% of Helix’s issued and outstanding share capital. Michael Povey is currently the Executive Chairman of Helix. Mr. Povey is the former Chief Executive Officer and a former director of Gold Basin – he resigned from these roles on January 9, 2023, and was re-appointed as a director of Gold Basin on March 8, 2024, before he again resigned on October 25, 2024. According to latest public disclosure records available, Mr. Povey remains engaged as a technical advisor of Gold Basin. It is not clear when Mr. Straw and Mr. Heron acquired the White Hills Project, but the White Hills Project was referenced in a November 2, 2022 press release of the Company as containing 12 exploration targets of interest to the Company.

On April 28, 2025, one month following announcement of the Mayfair Offer, Gold Basin announced that it had executed the Helix Farm-In Agreement granting Helix the right to earn up to 40% of the Gold Basin Project and acquire a 1% net smelter royalty over the Gold Basin Project in consideration for the issuance of 150 million Helix shares, which are subject to escrow restrictions. Gold Basin has provided no evidence to Shareholders that the consideration offered in the Helix Transaction is fair or reasonable. Equally concerning, Gold Basin neither publicly disclosed the related party nature of the Helix Transaction nor filed a material change report in respect of the Helix Transaction or a copy of the Helix Farm-In Agreement as required under Securities Law. In addition, Gold Basin has not sought shareholder approval of the Helix Transaction. By conveying a material asset of the Company to a related party in the face of a take-over bid, the Helix Transaction also clearly constitutes an improper defensive tactic in contravention of National Policy 62-202 – Take-Over Bids – Defensive Tactics.

8

The Company and Helix have since been named as defendants in a petition dated October 28, 2025 brought by Shareholders in the British Columbia Supreme Court to set aside the Helix Farm-In Agreement. The Company failed to enter a response to the petition by the court’s deadline and failed to disclose this litigation to Shareholders.

o	Disenfranchisement of Shareholders’ Voting Rights: The Company held its last annual general meeting on May 29, 2024 and under the BCBCA was required hold its 2025 annual general meeting within 15 months (i.e., by August 28, 2025). To date the Company has failed to hold or file proxy materials for its 2025 annual general meeting, denying Shareholders their fundamental right to vote and entrenching a grossly underperforming board and management team which lacks a mandate from Shareholders.

o	Risk of Insolvency. Gold Basin has repeatedly failed to pay critical suppliers over the last year, indicating a high risk of insolvency. The Company reported that, subsequent to the period ended September 30, 2024, it has been named as a defendant in a lawsuit commenced in the Superior Court of Arizona in Maricopa County by Harris Exploration Drilling & Associates in respect of a claim for outstanding payments of US$285,193. On April 1, 2025, Gold Basin’s former Chief Financial Officer, Corporate Secretary and a former director, Mark Lotz, filed a notice of civil claim against Gold Basin for breach of a debt settlement agreement relating to $62,757.53 for unpaid directors fees. On May 28, 2025, Gold Basin’s auditors, Manning Elliott LLP, filed a notice of civil claim against Gold Basin for unpaid fees for accounting services of $77,065.14. TSX Trust Company terminated their registrar and transfer agency services for Gold Basin on August 21, 2025. Under the BCBCA, if a company fails to file its annual reports or other required documents for two consecutive years it may be struck by the Registrar of Companies from the British Columbia Corporate Registry, dissolved and cease existence as a corporation. The Offeror has become aware that the Company is deficient in filing both its 2024 and 2025 annual reports, and if it fails to file the 2024 report by January 24, 2026 it risks dissolution of the corporation.

o	History of Suspensions and Delisting. Gold Basin is not the first public company associated with its current and former management and directors to face stock exchange and securities regulatory sanctions. Mr. Povey served as Chairman, and Mr. Straw served as a technical consultant, of Silver Metal. Silver Metal was delisted from the Australian Securities Exchange on March 10, 2025 due to a continuous two-year suspension from trading. The Cease Trade Order and Halt in Gold Basin’s trading seems to be part of a continuing pattern of behaviour by Mr. Povey and Mr. Straw.

The Offer represents an opportunity for Shareholders to put the Company’s poor share price performance, securities regulatory and stock exchange sanctions, financially damaging self-dealings, disregard for shareholder democracy and solvency issues behind them and embrace a combined entity with more focused management, greater financial strength, a well-positioned portfolio of mineral projects and far superior governance and regulatory compliance.

•	Support of Shareholders. Certain Shareholders, including representatives of the Discovery Group, have entered into Lock-Up Agreements pursuant to which they have agreed to deposit under the Offer all of the Shares held or to be acquired by them pursuant to the exercise of Convertible Securities, representing in the aggregate over 30% of the issued and outstanding Shares.

9

4.	Recent Developments

The disclosure contained in Appendix B – “Information Regarding CANEX” of the Original Circular and in Section 3 of the First Notice of Variation, Change and Extension, “Recent Developments”, is hereby updated to provide the following additional information:

Non-Brokered Private Placement

On December 23, 2025, the Offeror closed its previously announced non-brokered private placement (the “Financing”) of 20,000,000 Offeror Common Shares at a price of $0.15 per Offeror Common Share for gross proceeds of $3,000,000, led by a strategic investment from Mr. N. Eric Fier. The Financing is intended to remove financial risk around the Offer and demonstrate the Offeror’s ability to fund exploration and development of a consolidated oxide gold district in Northern Arizona.

5.	Audited Financial Statements for the Year Ended September 30, 2025

The disclosure contained in Appendix B – “Audited Consolidated Financial Statements for the Years Ended September 30, 2024 and 2023 and Management’s Discussion and Analysis Thereof” of the Original Circular is hereby updated to include the audited consolidated financial statements of the Offeror for the years ended September 30, 2025 and 2024 and management’s discussion and analysis thereof, attached hereto as Schedule “A”.

6.	Updated Information Concerning the Offeror Common Shares

Consolidated Capitalization

The disclosure contained in Section 4 of the First Notice of Variation, Change and Extension, “Updated Information Concerning the Offeror Common Shares – Consolidated Capitalization”, is hereby deleted in its entirety and replaced with the following information:

The following table sets forth the consolidated capitalization of the Offeror based on its audited consolidated financial statements as at September 30, 2025: (a) on an actual basis; and (b) as adjusted to take into account the acquisition by the Offeror of all outstanding Shares under the Offer. The financial information set out below should be read in conjunction with the Offeror’s audited consolidated financial statements for year ended September 30, 2025. Other than as set forth below, there have been no material changes to the Offeror’s share and loan capital since September 30, 2025.

Proforma Consolidated Capitalization	September 30, 2025
as at period ended (unaudited)	Actual	As adjusted
Debt	-	-
Share capital	23,139,647	36,339,193
Reserves	2,483,928	2,483,928
Deficit	-18,346,237	-18,346,237
Total Equity	7,277,338	20,476,884
Proforma Consolidated Capitalization	7,277,338	20,476,884

Price Range and Trading Volume

The disclosure contained in Section 9 of the Original Circular, “Certain Information Concerning the Offeror Common Shares – Price Range and Trading Volume” and in Section 4 of the First Notice of Variation, Change and Extension, “Updated Information Concerning the Offeror Common Shares – Price Range and Trading Volume”, is hereby updated to provide the following additional information:

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The following table sets forth, for the periods indicated, the high and low trading prices (based on intra-day prices) in Canadian dollars and trading volumes of the Offeror Common Shares on the TSXV:

	Price Range
Period	High (C$)	Low (C$)	Volume
December 2025	$0.230	$0.115	4,082,611
January 1 – 7, 2026	$0.245	0.215	737,991

The following table sets forth, for the periods indicated, the high and low trading prices (based on intra-day prices) in U.S. dollars and trading volumes of the Offeror Common Shares on the OTC Market:

	Price Range
Period	High (US$)	Low (US$)	Volume
December 2025	$0.177	$0.077	460,449
January 1 – 7, 2026	$0.177	$0.164	132,200

7.	Manner of Acceptance

Shares may be deposited under the Offer in accordance with the provisions under Section 3 of the Original Offer, “Manner of Acceptance”.

8.	Take-Up of and Payment for Deposited Shares

The Offeror will take up and pay for Shares validly deposited pursuant to the Offer and not withdrawn as set forth under Section 6 of the Original Offer, “Take Up and Payment for Deposited Shares”.

9.	Right to Withdraw Deposited Shares

Shareholders have the right to withdraw Shares deposited pursuant to the Offer under the circumstances and in the manner described under Section 8 of the Original Offer, “Right to Withdraw Deposited Shares”.

10.	Amendments and Variations to Original Offer Documents

The Original Offer Documents shall be read together with this Notice of Variation, Change and Extension in order to give effect to the amendments and variations to the Original Offer and Circular set forth herein.

11.	Offerees’ Statutory Rights

Securities legislation of the provinces and territories of Canada provides Shareholders with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to Shareholders. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

12.	Directors’ Approval

The contents of the Notice of Variation, Change and Extension have been approved, and the sending of this Notice of Variation, Change and Extension to the Shareholders has been authorized by the Offeror Board.

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CERTIFICATE OF CANEX METALS INC.

Dated: January 9, 2026

The Original Offer and Circular, as amended by the First Notice of Variation, Change and Extension and this Notice of Variation, Change and Extension, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) “Shane W. Ebert”	(Signed) “Chantelle Collins”
Shane W. Ebert	Chantelle Collins
President and Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors of CANEX Metals Inc.

(Signed) “Jean Pierre Jutras”	(Signed) “Blair Schultz”
Jean Pierre Jutras	Blair Schultz
Director	Director

C-1

Schedule A

Audited Consolidated Financial Statements for the Years Ended September 30, 2025 and 2024 and Management’s Discussion and Analysis Thereof

See attached.

A-1

CANEX Metals Inc.

Consolidated Financial Statements

(Expressed in Canadian Dollars)

September 30, 2025 and 2024

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Tel: 403 266 5608 Fax: 403 233 7833 www.bdo.ca	BDO Canada LLP 903 – 8th Avenue SW, Suite 620 Calgary AB T2P 0P7 Canada

Independent Auditor’s Report

To the Shareholders of CANEX Metals Inc.:

Opinion

We have audited the consolidated financial statements of CANEX Metals Inc. and its subsidiaries (the Group), which comprise the consolidated statement of financial position as at September 30, 2025 and 2024, and the consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, and notes to the consolidated financial statements, including material accounting policy information.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as at September 30, 2025 and 2024, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRS Accounting Standards).

Basis for Opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material Uncertainty Related to Going Concern

We draw attention to Note 1 in the consolidated financial statements, which indicates that the Group incurred a net loss of $496,817 during the year ended September 30, 2025 and, as of that date, the Entity has a deficit of $18,346,237 and a working capital surplus of $506,487. As stated in Note 1, these events or conditions, along with other matters as set forth in Note 1, indicate that a material uncertainty exists that may cast significant doubt on the Group's ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Key Audit Matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated financial statements of the current period. These matters were addressed in the context of our audit of the consolidated financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. In addition to the matter described in the Material Uncertainty Related to Going Concern section, we have determined the matter described below to be the key audit matter to be communicated in our report.

Impairment of Exploration and Evaluation Assets

Description of the key audit matter

Exploration and Evaluation Assets is carried at $6,296,930. Management is required to assess whether any facts and circumstances suggest that the carrying amount may exceed the recoverable amount at the end of each reporting period. If facts and circumstances were identified then an impairment test is required. The assessment of any facts and circumstances requires high levels of judgement and as such are significant to the audit. See Note 3e), 4a) and 8 to the consolidated financial statements.

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the International BDO network of independent member firms.

How the key audit matter was addressed in the audit

Our approach in addressing this matter included the following procedures, among others:

•	Evaluated management’s assessment of whether facts and circumstances of impairment existed and obtained evidence regarding management’s conclusion including reviewing historical data, historical expenditures, budgets and press releases.

•	Verified ownership and claim standing through review of public records, and claim renewal documentation and evidence of claim payments made.

•	Obtained evidence to evaluate the completeness and accuracy of the information presented by management through review of press releases, examination of external invoices, and disclosures in Management Discussion and Analysis.

•	Reviewing the adequacy of the disclosures in the consolidated financial statements, including disclosures related to significant judgments and estimates.

Other Information

Management is responsible for the other information. The other information comprises:

The information, other than the consolidated financial statements and our auditor’s report thereon, included in the Mangement Discussion and Analysis for the year ended September 30, 2025.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

We obtained the Management Discussion and Analysis prior to the date of this auditor’s report. If, based on the work we have performed on this other information, we conclude that there is a material misstatement of this other information, we are required to report that fact in this auditor’s report. We have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS Accounting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Group’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

•	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•	Plan and perform the group audit to obtain sufficient appropriate audit evidence regarding the financial information of the entities or business units within the Group as a basis for forming an opinion on the group financial statements. We are responsible for the direction, supervision and review of the audit work performed for purposes of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor's report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

The engagement partner on the audit resulting in this independent auditor’s report is Jeannette Toner.

Chartered Professional Accountants

Calgary, Alberta

December 19, 2025

CANEX Metals Inc.

Consolidated Statements of Financial Position

(Expressed in Canadian Dollars)

As at September 30

	2025	2024
ASSETS
Current Assets
Cash (Note 5)	$663,907	$158,093
Accounts receivable (Note 6)	35,548	2,116
Prepaid expenses	74,241	12,786
Short-term investments (Note 7)	-	31,035
	$773,696	$204,030

Non-current Assets
Mineral property advances and deposits (Note 8)	$526,479	$51,164
Exploration and evaluation assets (Note 8)	6,296,930	5,713,501
	$6,823,409	$5,764,665

TOTAL ASSETS	$7,597,105	$5,968,695

EQUITY AND LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities (Note 9)	267,209	46,116

Non-current Liabilities
Decommissioning obligation (Note 10)	52,558	50,031
TOTAL LIABILITIES	$319,767	$96,147

EQUITY
Share capital (Note 11)	23,139,647	21,450,899
Reserves	2,483,928	2,271,069
Deficit	(18,346,237)	(17,849,420)
TOTAL EQUITY	7,277,338	5,872,548

TOTAL EQUITY AND LIABILITIES	$7,597,105	$5,968,695

Nature of operations and continuance of operations (Note 1)

Subsequent events (Note 23)

Approved by the Board

“Shane Ebert”	Director
“Jean-Pierre Jutras”	Director

See accompanying notes to consolidated financial statements.

CANEX Metals Inc.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian Dollars)

For the years ended September 30

	2025	2024
Expenses
General and administrative (Note 13)	$(505,969)	$(198,063)
Reporting to shareholders	(13,835)	(20,825)
Professional fees	(60,375)	(48,689)
Stock exchange and transfer agent fees	(12,614)	(18,304)
Property fees and taxes	-	(2,094)
Accretion	(4,734)	(2,131)
Operating loss	(597,527)	(290,106)

Interest and other	5,037	9,821
Realization of flow through premium (Note 16)	75,500
Gain (loss) from short-term investments	20,173	1,137
	100,710	10,958

Net loss and comprehensive loss for the year	$(496,817)	$(279,148)

Basic and diluted loss per share (Note 15)	$(0.00)	$(0.00)

Weighted average shares outstanding - basic and diluted (Note 15)	127,743,757	112,895,636

See accompanying notes to the consolidated financial statements.

CANEX Metals Inc.

Consolidated Statements of Cash Flows

(Expressed in Canadian Dollars)

For the years ended September 30

	2025	2024
Increase in cash and cash equivalents
Operating activities
Cash paid to suppliers and contractors (Note 19)	$(252,237)	$(251,900)
Cash used in operating activities	(252,237)	(251,900)
Investing activities
Interest and other items (expended) received	5,033	9,819
Cash received on sale of short-term investments	51,208	59,944
Cash expended on exploration and evaluation assets (Note 19)	(537,124)	(344,230)
Cash expended on mineral property advances and deposits	(475,315)	(8,198)
Cash used by investing activities	(956,198)	(282,665)
Financing activities
Share capital and warrant issue proceeds	1,737,004	-
Cash share issuance and transaction costs	(22,755)	(3,254)
Cash provided by financing activities	1,714,249	(3,254)

Increase in cash and cash equivalents	505,814	(537,819)

Cash, beginning of period	158,093	695,912
Cash, end of period	$663,907	$158,093

See accompanying notes to the consolidated financial statements.

CANEX Metals Inc.

Consolidated Statement of Changes in Equity

(Expressed in Canadian Dollars)

As at September 30

	Common	Equity settled
	share	share based	Other	Total
	capital	payments	Reserves*	Reserves	Deficit	Total
	$	$	$	$	$	$
Balance, September 30, 2023	21,135,858	345,879	1,914,896	2,260,775	(17,570,272)	5,826,361
Net and comprehensive loss for the year	-	-	-	-	(279,148)	(279,148)
Share issuance – Property November 2023	304,296	-	-	-	-	304,296
Share issuance – Property April 2024	14,000	-	-	-	-	14,000
Options cancelled – November 2023	-	(16,583)	16,583	-	-	-
Options issued – July 2023	-	10,294	-	10,294	-	10,294
Options expiry – July 2024	-	(124,301)	124,301	-	-	-
Share issuance costs	(3,255)	-	-	-	-	(3,255)
Balance, September 30, 2024	21,450,899	215,289	2,055,780	2,271,069	(17,849,420)	5,872,548
Net and comprehensive loss for the year	-	-	-	-	(496,817)	(496,817)
Share issuance – November 2024	135,000	-	-	-	-	135,000
Flow through Share issuance – November 2024	302,002	-	-	-	-	302,002
Flow through Share Premium	(75,500)	-	-	-	-	(75,500)
Share issuance – Property February 2025	20,000	-	-	-	-	20,000
Share issuance – June 2025	1,300,001	-	-	-	-	1,300,001
Share issuance – Property July 2025	30,000	-	-	-	-	30,000
Options issued – July 2023	-	161,159	-	161,159	-	161,159
Options issued – July 2025	-	51,700	-	51,700	-	51,700
Options expiry – October 2024	-	(37,417)	37,417	-	-	-
Share issuance costs	(22,755)	-	-	-	-	(22,755)
Balance, September 30, 2025	23,139,647	390,731	2,093,197	2,483,928	(18,346,237)	7,277,338

*Other reserves is comprised of the aggregate of options and warrants that expired or were fully vested and forfeited without exercise. These values were relieved from common share capital, share based payment reserve and warrants reserve respectively upon the expiry of the equity instrument.

See accompanying notes to the consolidated financial statements

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

1.            Nature of operations and continuance of operations

CANEX Metals Inc. ("CANEX" or the "Company") is engaged in the business of mineral exploration and development in Canada. The Company was originally incorporated under the laws of the Province of Quebec, Canada and has been continued under the Alberta Business Corporations Act, Canada. The address of its primary office is Suite 1620, 734-7th Avenue SW, Calgary, Alberta, Canada, T2P 3P8. The Company's common shares are listed on the TSX Venture Exchange under the trading symbol CANX.

Since inception, the efforts of the Company have been devoted to the acquisition, exploration and development of mineral properties. To date the Company has not received any revenue from mining operations and has not determined whether its mineral exploration properties contain ore reserves that are economically recoverable.

The Company incurred a net loss of $496,817 during the year ended September 30, 2025. The Company has a deficit of $18,346,237 at September 30, 2025 and a working capital surplus of $506,487. Any increase in expenditures over budget, exploration programs, and new property acquisitions will require additional financing. There can be no assurance that the Company will be successful in obtaining financing. These material uncertainties cast significant doubt on the Company’s ability to continue as a going concern. These financial statements do not include any adjustments which could be significant should the Company be unable to continue as a going concern.

2.            Basis of presentation

a) Basis of presentation

These Consolidated Financial Statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB") and interpretations (collectively “IFRS Accounting Standards”) , effective for the periods ended September 30, 2025 and 2024, using the material accounting policies outlined in Note 3. The Consolidated Financial Statements were authorized for issue by the board of directors on December 19, 2025.

These Consolidated Financial Statements have been prepared on a historical cost basis except for certain financial instruments described in Note 12 and decommissioning obligation described in Note 10. In addition, these statements have been prepared using the accrual basis of accounting except for cash flow information.

The presentation and functional currency of the Company is the Canadian dollar.

b) Principles of consolidation

These Consolidated Financial Statements include the accounts of the Company and its wholly-owned US subsidiary, Canexco Inc. (“Canexco”). Canexco was incorporated by the Company on June 5, 2019 in Arizona, USA, to conduct its exploration and development business in the USA, (refer to Note 8 - “Exploration and evaluation assets” for more information). All intercompany transactions and balances have been eliminated on consolidation. Subsidiaries are those entities that the Company controls through its power to govern the financial and operating policies of the subsidiary. Subsidiaries are fully consolidated from the date control is obtained and are de-consolidated from the date control ceases.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

3.            Material accounting polices

a) New accounting pronouncements

Future standards not yet adopted include IFRS 18 - Presentation and Disclosure in Financial Statements (IFRS 18). IFRS 18 will replace IAS 1, Presentation of Financial Statements which aims to improve how companies communicate in their financial statements, with a focus on information about financial performance in the statement of profit or loss, in particular additional defined subtotals, disclosures about management-defined performance measures and new principles for aggregation and disaggregation of information. IFRS 18 is accompanied by limited amendments to the requirements in IAS 7 Statement of Cash Flows. IFRS 18 is effective from January 1, 2027. Companies are permitted to apply the new standard before that date. The Company is not yet able to determine the impact to the Consolidated Financial Statements from the adoption of this standard.

Certain pronouncements were issued by the IASB but are not yet effective as at September 30, 2025. The Company intends to adopt these standards when they become effective but does not expect these amendments to have a material effect on its Consolidated Financial Statements.

b) Financial Instruments

The Company's financial instruments consist of the following:

Financial Assets	Classification
Cash	Financial asset measured at amortized cost
Accounts receivable	Financial asset measured at amortized cost
Short-term investments	Financial asset measured at fair value

Financial Liabilities	Classification
Accounts payable and accrued liabilities	Financial liabilities measured at amortized cost

The Company records financial assets initially at fair value and subsequently measures these financial assets at either amortized cost or fair value on the basis of both the Company's business model for managing the financial assets and the contractual cash flow characteristics of the financial asset. A financial asset is measured at amortized cost if both of the following conditions are met:

I.	the asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows; and

II.	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

If the financial asset is not measured at amortized cost as per the above, the financial asset is measured at fair value.

Financial assets measured at fair value

Financial assets measured at fair value are carried at fair value at each period end, with the related gains and losses recognized in profit or loss. The sale of equity investments is accounted for using trade date accounting.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

3.            Material accounting polices

b) Financial Instruments (continued)

Financial assets measured at amortized cost

Financial assets measured at amortized cost are recorded at fair value upon initial recognition, plus any applicable transaction costs that are directly attributable to the acquisition of the financial asset, and subsequently carried at amortized cost, using the effective interest method. A gain or loss on a financial asset that is measured at amortized cost is recognized in profit or loss when the financial asset is derecognized, impaired, or reclassified.

Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recorded at fair value upon initial recognition, less any applicable transaction costs that are directly attributable to the acquisition of the financial liability, and are subsequently measured at amortized cost using the effective interest method. A gain or loss on a financial liability that is measured at amortized cost is recognized in profit or loss when the financial liability is derecognized.

Impairment of financial assets

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost using the “simplified method”. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the Consolidated Statements of Loss and Comprehensive Loss as an impairment gain or loss, the amount of expected credit losses that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

The carrying amount of financial assets is reduced by any impairment loss directly except in the case of accounts receivable, where the carrying amount is reduced through the use of an allowance account. When an account receivable is considered uncollectible, it is written-off against the allowance account. Subsequent recoveries of accounts receivable previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in earnings.

If, in a subsequent period, the amount of the impairment loss decreases for financial assets except accounts receivable, and the decrease can be related objectively to an event occurring after the impairment was recognized, the reversal is recognized in profit or loss and is limited to the carrying amount that would have been determined had no impairment loss been recognized in prior years.

Cash

Cash includes cash held in Canadian dollar and US dollar current accounts, highly liquid Canadian dollar denominated investments in bankers’ acceptances or term deposits, with terms to maturity of 90 days or less when acquired and cash held in short-term investment accounts. The counter-parties are financial institutions.

c) Provisions

Provisions are recognized when the Company has a present obligation, whether legal or constructive, as a result of a past event for which it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provisions are measured at the present value of the expenditures expected to be required to settle the obligation discounted using the pre-tax, risk-free rate, updated at each reporting date.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

3.            Material accounting polices (continued)

d) Decommissioning obligation

Decommissioning obligation includes obligations related to future removal of property and equipment, and site restoration costs. A liability, for the fair value of environmental and site restoration obligations, is recorded in accordance with the broader policy described in "c) Provisions" above. Provisions for restoration costs do not include any additional obligations that are expected to arise from future disturbance. The amortization or unwinding of the discount applied in establishing the net present value of provisions is charged to earnings in a systematic manner. Other movements in the provision, including those from new disturbance, updated cost estimates, changes to the lives of operations and revisions to discount rates are capitalized to exploration and evaluation assets. The amounts included in capitalized costs are depleted using the unit- of-production method at such point that the mineral property achieves commercial production, or the costs will be written-off at such time that management considers that the value of the related property has been impaired.

e) Exploration and evaluation assets

The Company is in the exploration stage with respect to its investment in mineral properties. The Company capitalizes costs directly related to the acquisition, exploration and evaluation of mineral properties. Such costs include, but are not restricted to, geological, geophysical, drilling, trenching and sampling costs including the support costs and supplies required in relation thereto. These assets are recorded at cost as adjusted for impairments in value. Impairment is assessed when facts and circumstances suggest that the carrying amount of the asset may exceed its recoverable amount. In assessing impairment, exploration and evaluation assets are grouped into Cash Generating Units ("CGU's"), on the basis of areas of interest. Management groups mineral claims that are contiguous and specific to an area that encompasses the same prospective minerals, into one area of interest and assigns a name to this mineral property. Each named mineral property is considered an area of interest and a CGU.

Exploration and evaluation assets are reviewed for impairment if there is an indication that the carrying amount may not be recoverable. When a review for impairment is conducted, the recoverable amount is assessed by reference to the higher of "value in use" (being the net present value of expected future cash flows of the relevant cash generating unit ("CGU"), or "fair value less costs to sell”. Where there is no binding sale agreement or active market, fair value less costs to sell is based on the best information available to reflect the amount the Company could receive for the assets in an arm's length transaction.

The discount rate applied in calculating net present value of expected future cash flows, is based upon pre-tax discount rates that reflect current market assessments of the time value of money and the risks associated with the relevant cash flows, to the extent that such risks are not reflected in the forecasted cash flows.

If the carrying amount of the asset exceeds its recoverable amount, the asset impairment loss is charged to earnings and reduces the carrying amount of the asset. A previously recognized impairment loss is reversed if the recoverable amount increases as a result of a reversal of the conditions that originally precipitated the impairment. This reversal is recognized in profit or loss and is limited to the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized in prior years.

An impairment loss may be reversed in a situation where there is a change in the circumstances that had initially dictated that an impairment had occurred. An example of such a situation might include, but not be limited to, the re-commencement of exploration activity on a mineral property due to a significant change in commodity prices.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

3.            Material accounting polices

e) Exploration and evaluation assets (continued)

Although not an exhaustive list, one or more of the following facts and circumstances indicate that a specific CGU should be tested for impairment:

•	The period for which the entity has the right to explore in the specific area has expired during the financial statement period or will expire in the near future and is not expected to be renewed.
•	Substantive expenditure on further exploration for, and evaluation of, mineral resources in the specific area is neither budgeted nor planned.
•	Exploration for and evaluation of mineral resources in the specific area has not led to the discovery of commercially viable quantities of mineral resources and the entity has decided to discontinue such activities in the specific area.
•	Sufficient data exists to indicate that, although a development in the specific area is likely to proceed, the carrying amount of the exploration and evaluation asset is unlikely to be recovered in full from successful development or sale.

Where the Company’s exploration commitments for a CGU are performed under option agreements with a third party, the proceeds of any option payments under such agreements are applied to the CGU to the extent of costs incurred. The excess, if any, is credited to operations. Option payments made by the Company are recorded as exploration and evaluation assets. Options are exercisable entirely at the discretion of the optionee and accordingly, are recorded as exploration and evaluation assets or recoveries when the payments are made or received. The proceeds on the sale of exploration and evaluation assets are applied to the area of interest to the extent of costs incurred and the excess, if any, is credited to operations. In some circumstances option payments received by or made by the Company are made in whole or in part through the issuance of common shares. The value of these share-based payments is calculated using the closing price of the shares on the date of issue as determined by the public exchange upon which they are listed as this is the most readily determinable value. When the Company enters the development stage for a CGU, the exploration and evaluation costs are transferred into mine development costs and all subsequent expenditures on the construction, installation or completion of infrastructure net of incidental revenue, is capitalized. Upon commencement of commercial production, all mine development assets for the relevant CGU are transferred to producing mine assets at which point the costs will commence being charged to earnings on a unit-of-production basis.

f) Share capital

Equity instruments are contracts that give a residual interest in the net assets of the Company. Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset. The Company’s common shares and share warrants are classified as equity instruments. Incremental costs attributable to the issue of new shares or options are shown in equity as a deduction from the proceeds.

The Company has adopted a residual value method with respect the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the most easily measurable component based on fair value and then the residual value if any, to the less easily measurable component.

g) Share-based payment transactions

The fair value of stock options granted to employees is recognized as an expense over the vesting period with a corresponding increase in the equity-settled share based payment reserve in equity. Employees, for the purpose of this calculation, also include individuals who provide services similar to those performed by a direct employee, including directors and consultants of the Company. The fair value of the options granted is measured using the Black-Scholes Option Pricing Model taking into account the terms and conditions upon which the options were granted. Consideration received on the exercise of stock options is recorded as share capital and the related equity-settled share based payment amount is transferred to share capital. If options expire or are cancelled without being exercised, the associated value is transferred from equity-settled share based payment reserve to other reserves.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

3.            Material accounting polices

h) Loss per share

Basic loss per common share is computed by dividing the net earnings loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted per share amounts reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted to common shares. Only “in-the-money” dilutive instruments impact the dilution calculations and potentially dilutive instruments shall only be treated as dilutive when their conversion increases loss per share. Refer to Note 11 for a summary of options and warrants outstanding that could potentially dilute basic earnings per share in the future, but were excluded from the calculation in the periods disclosed because their effect was anti-dilutive. Refer to Note 15 for calculations of loss per share.

i) Income taxes

Income tax on net earnings or loss for the periods presented is comprised of current and deferred tax as applicable. Income tax pertaining to earnings or loss is recognized in earnings or loss; income taxes pertaining to items recognized directly in equity is recorded through equity. Current tax is the tax expected to be payable on the taxable income for the year calculated using rates that have been enacted or substantively enacted by the balance sheet date. It includes adjustments for tax expected to be payable or recoverable in respect of previous periods.

Deferred tax is provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the statement of financial position date. Deferred tax assets are only recognized to the extent that it is probable that the deductible temporary differences will reverse in the foreseeable future and future taxable profit will be available against which the temporary difference can be utilized.

4.            Critical accounting judgments and estimates

The preparation of financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual outcomes could differ from these estimates. Circumstances and changes in assumptions could arise over the years that would require material revisions to these estimates. These financial statements include estimates that, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements and may require accounting adjustments based on future occurrences. Adjustments resulting from revisions to accounting estimates are recognized in the period in which the estimate is revised, and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectation of future events that are believed to be reasonable under the circumstances.

a) Exploration and evaluation assets

The carrying values of exploration and evaluation assets and property and equipment that are included in the Consolidated Statements of Financial Position, include the assumptions that are incorporated into the impairment assessments, and the amount of depreciation and/or impairments that are included in the Consolidated Statements of Loss and Comprehensive Loss.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

4.            Critical accounting judgments and estimates

a) Exploration and evaluation assets (continued)

In assessing whether an impairment loss should be recorded on exploration and evaluation assets, management considers the four factors outlined in Note 3 e) to the Consolidated Financial Statements. A number of assumptions are required in making valuation assessments including, mineral prices, continued exploration activity in the surrounding areas increasing the likelihood of being able to option out the property, and the availability of future financing to further develop the property failing the optioning out of the property. As the properties of the Company are at the exploration and evaluation level, they are not yet at the stage where there are assessments of possible or probable reserves. Consequently any estimates of value of the properties may require judgements and estimates. There is a risk that: 1) the properties could have little or no value if exploration activities on the property and in the surrounding areas cease, 2) prices will not be high enough to make extraction, regardless of quantities, economical or, 3) the Company will be unable to acquire future financing to enable exploration before the claims expire.

b) Decommissioning obligations

The amount of decommissioning obligations and the inputs used in determining the net present value of the liabilities for decommissioning obligations included in the Consolidated Statements of Financial Position are estimated and incorporate assumptions made by management of interest rates and future inflation rates.

c) Share-based compensation

The value of share-based compensation expense in the Consolidated Statements of Loss and Comprehensive Loss included in the Consolidated Statements of Financial Position, are valued using valuation models and incorporate assumptions made by management of stock volatility, interest rates and exercise periods.

d) Functional currency

Management has assessed the functional currency to be the Canadian dollar when recording the transactions of its wholly owned subsidiary. In accordance with IAS 21, a number of factors are considered in determining the functional currency of an entity. When indicators are mixed and the functional currency is not obvious, management uses its judgment to determine the functional currency that most faithfully represents the economic effects of the underlying transactions, events and conditions.

5.       Cash

Cash is comprised of:

	Sept 30, 2025	Sept 30, 2024
Current bank accounts	$656,442	$156,488
Cash held in foreign currencies	7,465	1,605
	$663,907	$158,093

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

6.            Accounts receivable

	Sept 30, 2025	Sept 30, 2024
Due from related parties	$-	$121
Sales tax receivables	35,548	1,995
	$35,548	$2,116

7.            Short-term investments

	Number of	Carrying
Homeland Nickel Inc.	shares	Value
Balance at September 30, 2023	1,633,500	$89,842
Cost base of shares sold	(599,000)	(54,160)
Valuation adjustment - loss	-	(4,647)
Balance at September 30, 2024	1,034,500	$31,035
Cost base of shares sold	(1,034,500)	(93,536)
Valuation adjustment - recovery	-	62,501
Balance at September 30, 2025	-	$-

On March 18, 2025, the Company sold the remaining 1,034,500 shares for net proceeds of $51,208 and a net gain on sale of $20,173.

On December 1, 2023 the Company sold 599,000 shares for net proceeds of $59,944 resulting in a net gain on sale of $1,137. The common shares of Homeland Nickel Inc. (formerly Spruce Ridge Resources Ltd.), held at September 30, 2024, were valued at fair value, based on the period-end trading price.

8.            Exploration and evaluation assets

Mineral properties are recognized in these financial statements in accordance with the accounting policies outlined in Note 3 (e) “Exploration and evaluation assets”. Accordingly, their carrying values represent costs incurred to date, net of recoveries, abandonments and impairments. The recoverability of these amounts is dependent upon the existence of economically recoverable mineral reserves; the acquisition and maintenance of appropriate permits, licenses and rights; the ability of the Company to obtain necessary financing to complete the development of properties where necessary, and upon future profitable operations; or alternatively, upon the Company’s ability to recover its costs through a disposition of its interests in its mineral exploration properties.

Louise Cu-Au Porphyry Project, British Columbia, Canada

On March 1, 2024, the Company entered into an option agreement to acquire nine mineral claims totalling 5,362.95 hectares located in the Omineca Mining Division, British Columbia. Under the terms of the option agreement, the Company will either pay an aggregate of $775,000 in common shares of CANEX or make cash payments. Future remaining commitments are scheduled as follows:

Value of underlying
Due Date	Common Shares
March 1, 2026	$50,000
March 1, 2027	$90,000
March 1, 2028	$200,000
March 1, 2029	$400,000
Total future commitment	$740,000

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

8.            Exploration and evaluation assets

Louise Cu-Au Porphyry Project, British Columbia, Canada (continued)

On April 8, 2024, the first option payment was made by issuing 200,000 common shares of the Company at a price of $0.07 per share.

On February 25, 2025, the second option payment was made by issuing 500,000 common shares of the Company at a price of $0.04 per share and a cash payment of $3,500.

The Vendor retains a 2.5% NSR (net smelter royalty) with Canex having the right to buy back 40% of the NSR (1% of the 2.5% NSR) for $1,500,000. A milestone bonus of $50,000 in shares or cash will also be payable if CANEX drills over 4250 metres of core, and a second milestone bonus of $50,000 in shares or cash will be payable if CANEX publishes a resource estimate with greater than 1.5 million contained ounces of gold.

On July 29, 2025, the Company acquired a 100% interest in three small claims located internal to the Louise Cu-Au Porphyry Project (Louise) by issuing 400,000 common shares to the Vendor. The shares are subject to a hold period of four months and a day from the date of regulatory approval. The Vendor retains a net smelter royalty of 1% which can be purchased by the Company at any time for $500,000.

On September 25, 2025 applications for 2 new mining claims totaling 3350 hectares were approved, brining the total claim size at Louise to 8806.1 hectares.

The gross costs and impairments recorded to the Louise property at September 30, 2025, are $466,261 and $nil respectively (September 30, 2024 - $28,594 and $nil).

Gold Range Property, Arizona, USA

On June 11, 2019, the Company’s wholly owned subsidiary, Canexco Inc., entered into an arm’s length Option Agreement to acquire a 100% interest in the Gold Range Property, Arizona, USA from a Prospector, the “Optionor”. On June 11, 2023, the Company completed its payment and expenditure obligations and the 100% earn in was completed. The Optionor will retain a 2% NSR, half of which can be bought back by the Company for US$500,000 and the remaining half for US$1,000,000. The Gold Range Property is located in Mohave County, Arizona, USA.

On February 24, 2020, the Company’s wholly owned subsidiary, Canexco Inc., entered into an arm’s length Option Agreement to acquire a 100% interest in the Never Get Left Claim from Onyx Exploration Inc., the “Optionor”. Under the terms of the agreement, the Company was committed to option payments totaling US$90,000 over four years. On February 24, 2024, the Company made the final payment of $49,314 (US$30,000), extinguishing its payment obligations, and the 100% earn in was complete. The Optionor will retain a 2% NSR, half of which can be bought back by the Company for US$500,000; the remaining half for US$500,000. Additionally, the Company must pay 10% of any profits realized from the processing and recovery of metals from the existing leach pad materials located within the Optionor’s claim.

On January 12, 2021, the Company, and its wholly owned subsidiary, Canexco Inc., signed a letter of intent allowing the Company to earn into the Excelsior Mine Property located adjacent to the Company’s other Gold Range properties. On November 29, 2023, 8,694,170 common shares, valued at $0.035 per share (total value - $304,295 were issued plus US$120,000 cash (CAD$166,058) and the 100% earn in was completed. The Optionor will continue to hold a 1.5% NSR as outlined in the original agreement and the Company will retain a right of first refusal (ROFR), should this royalty ever be offered for sale. In addition, until August 31, 2030, should the Company be subject to any event that would impact the creditors rights that is not cured in 30 days, it will deliver the mine property back to the Vendor under the reversion clause of the agreement.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

8.            Exploration and evaluation assets

Gold Range Property, Arizona, USA (continued)

On June 9, 2025, the Company announced its intention to make a formal offer to acquire all of the issued and outstanding shares of Gold Basin Resources Corporation (Gold Basin) in a share for share exchange transaction. The assets of Gold Basin are directly adjacent to the existing Gold Range property, and the acquisition would consolidate a large oxide gold camp in northern Arizona. The transaction has not closed as of the date of these Consolidated Financial Statements.

As of September 30, 2025, the Company holds 261 lode mining claims and 2 patented claims (approximately 1650 hectares) in respect of the Gold Range Property, including acquisitions via the option agreements noted above as well as staking. The gross costs and impairments recorded to the Gold Range Property at September 30, 2025, are $5,830,669 and $nil respectively (September 30, 2024 - $5,684,907 and $nil).

Gibson Prospect, British Columbia

On May 17, 2017, the Company had signed a purchase agreement to acquire a 100% interest in the Gibson property from Altius Resources Inc. ("Altius"). Gibson is 887 Ha in size and located in central British Columbia, approximately 95 kilometres northwest of Fort St. James. The Company also assumed the obligations of an underlying option agreement with Steven Scott. The gross costs and impairments recorded to the Gibson Prospect as at September 30, 2025, and September 30, 2024 are $473,527 and $473,527 respectively.

During the year ended September 30, 2021, the Company determined that further exploration on this property would no longer be a priority unless a third-party partner could be found to further advance the exploration program; however, the Company continues to hold claims which expire in January 2029. Accordingly, the Company recorded an impairment of the full amount of exploration expenditures to September 30, 2021. In August 2024, the Company received a further extension to meet its minimum exploration expenditures of $500,000 to December 31, 2025. All other terms of the option agreement remain unchanged.

As at September 30, 2025, under the terms of the Agreement, the Company is committed to the following share issuances and minimum exploration expenditures:

	Altius
		Minimum
		Exploration
	Share issues	Expenditures*
Expenditure commitment, on or before December 31, 2025	-	$500,000
Following the completion of the Expenditure Commitment	1,240,000	-
Total remaining commitment	1,240,000	$500,000

* - as at September 30, 2025, the Company has incurred exploration expenditures of $293,500

In addition, Altius will retain a right to purchase an underlying 1.5% NSR and preferential rights on any future royalties or streams granted on the Property. If the Company achieves measured and indicated mineral resources in excess of 1 million gold equivalent ounces, a Milestone Payment of 1,275,000 shares will be issued to Altius. Altius will have a pro rata right to participate in future equity financings of the Company for two years.

Pursuant to the Underlying Agreement, Steven Scott is also entitled to the additional milestone bonuses of 1) $25,000 in cash or securities upon a Bankable Feasibility Study; and 2) $50,000 in cash or securities upon Commercial Production.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

8. Exploration and evaluation assets (continued)

Summary exploration and evaluation expenditures:

A summary of exploration and evaluation expenditures by category for the years ended September 30, 2025 and 2025 is as follows:

	Arizona USA	BC Canada
Year ended September 30, 2025	Gold Range Property	Louise Property	Total
Exploration expenditures: Balance, September 30, 2024	$4,321,817	$5,860	$4,327,677
Geological consulting	9,402	49,309	58,711
Travel	2,321	8,459	10,780
Field Costs	20,821	6,707	27,528
Survey	-	301,510	301,510
Analysis and other	40,964	4,300	45,264
Decommissioning	(2,208)	-	(2,208)
Balance, September 30, 2025	$4,393,117	$376,145	$4,769,262
Property acquisition costs: Balance, September 30, 2024	$1,363,090	$22,734	$1,385,824
Acquisition costs incurred	74,462	67,382	141,844
Balance, September 30, 2025	$1,437,552	$90,116	$1,527,668
Total Exploration and evaluation assets, September 30, 2025	$5,830,669	$466,261	$6,296,930

	Arizona USA	BC Canada
	Gold Range	Louise
Year ended September 30, 2024	Property	Property	Total
Exploration expenditures: Balance, September 30, 2023	$4,274,794	$-	$4,274,794
Geological consulting	14,025	5,162	19,187
Travel	5,885	698	6,583
Field Costs	308	-	308
Analysis and other	17,285	-	17,285
Decommissioning	9,520	-	9,520
Balance, September 30, 2024	$4,321,817	$5,860	$4,327,677
Property acquisition costs: Balance, September 30, 2023	$778,791	$-	$778,791
Acquisition costs incurred	584,299	22,734	607,033
Balance, September 30, 2024	$1,363,090	$22,734	$1,385,824
Total Exploration and evaluation assets, September 30, 2024	$5,684,907	$28,594	$5,713,501

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

8. Exploration and evaluation assets (continued)

Mineral property advances and deposits

	Sept 30, 2025	Sept 30, 2024
Gibson exploration deposit	$10,000	$10,000
Louise exploration deposit	1,000	-
Gold Range exploration deposit	41,164	41,164
Pre-takeover bid expenditures	474,315	-
	$526,479	$51,164

Costs that relate directly to the acquisition of mineral interests are recorded as advances until such time as the transaction is completed. At that time, they will either be capitalized as part of the exploration asset acquired or expensed for the period if the acquisition is unsuccessful. Professional fees for legal , advisory, geological consulting and accounting are included in this category. Also, from time to time the Company is required to pay a deposit or bond to a government agency prior to their commencing exploration work on the mineral interest. The advances are held until reclamation work is complete and the Company makes application to have the deposit or bond returned.

9. Accounts payable and accrued liabilities

	Sept 30, 2025	Sept 30, 2024
Trade payables	$202,248	$0-
Due to related parties	18,173	5,211
Accrued liabilities	46,800	40,900
Commodity taxes payable	(12)	5
	$267,209	$46,116

10. Decommissioning obligation

Changes in the decommissioning obligation:

	Sept 30, 2025	Sept 30, 2024
Balance, beginning of year	$50,031	$38,380
Accretion	4,734	2,131
Change in estimates	(2,207)	9,520
Expenditures	-	-
Balance, end of year	$52,558	50,031

The provision noted above represents estimated costs to restore the Company's mineral property which includes the cost of filling trenches and revegetation as applicable. Management believes that there are no other significant legal and constructive obligations as at the respective year end dates for current and future decommissioning obligations. The year end present value of the decommissioning obligation was determined using a risk-free rate of 2.47% (September 30, 2024 – 3.99%). The estimated total undiscounted amount, using an inflation rate of 2.50% (September 30, 2024 – 2.50%) for the year ended September 30, 2025 is $53,594 (2024 - $53,415). The timing of future decommissioning costs is uncertain, as the costs will not be incurred until the Company gives up its legal right to explore the property or the current land use permits expire, at which time the reclamation has to have been completed.

11. Share capital and stock options

a) Authorized

Unlimited number of common shares without par value.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

11. Share capital and stock options (continued)

b) Issued and outstanding common share capital

	Shares	$ Value
Balance, as at September 30, 2024	114,380,737	21,450,899
Common shares – November 2024	3,000,000	135,000
Flow through shares – November 2024	5,033,365	226,502
Shares issued for property – February 2025	500,000	20,000
Common shares – June 2025	23,636,380	1,300,001
Shares issued for property – August 2025	400,000	30,000
Share issuance costs	-	(22,755)
Balance, as at September 30, 2025	146,950,482	23,139,647

	Shares	$ Value
Balance, as at September 30, 2023	105,486,567	21,135,858
Shares issued for property – November 2023	8,694,170	304,296
Shares issued for property – April 2024	200,000	14,000
Share issuance costs	-	(3,255)
Balance, as at September 30, 2024	114,380,737	21,450,899

2025

Subsequent to the date of these Consolidated Financial Statements the Company announced a private placement issue of 20,000,000 common shares at a price of $0.15 per share for gross proceeds of $3,000,000. See Note 23 – Subsequent Event for more detail.

On August 19, 2025 the Company received regulatory approval to issue 400,000 common shares in exchange for three additional mining claims internal to the Louise Cu-Au Porphyry Project. The transaction was valued at the closing CANEX share price on the date of issue.

On June 26, 2025, the Company announced the closing of a non-brokered private placement of 23,636,380 common shares for gross proceeds of $1,300,001. The shares were issued at $0.055 per share and are subject to a hold period of four months plus one day from the date of closing. No commissions were paid on the transaction and insiders purchased a total of 1,139,054 common shares.

On February 25, 2025, the Company issued 500,000 common shares in accordance with the Louise option agreement and were valued at the closing CANEX share price on the date of issue.

During November 2024, the Company announced an equity financing for cash that closed in two tranches, November 14 and November 25, 2024. The non-brokered private placement consisted of 3,000,000 common shares and 5,033,365 flow through common shares for gross proceeds of $437,002. Common shares were offered at $0.045 per share and the flow through common shares were offered at $0.06 per share. The tax benefit of the flow through common shares, renounced to shareholders, was determined to be $75,500 and recorded as a current liability which was amortized through earnings as the critical mineral flow through mining expenditures are incurred. More details on the transaction are included in Note 16 – “Flow through shares”, to these Consolidated Financial Statements.

2024

On April 8, 2024, 200,000 common shares were issued in accordance with the Louise option agreement and were valued at the closing CANEX share price on the date of issue.

On November 29, 2023, 8,694,170 common shares were issued in accordance with the Excelsior Mine Property amended option agreement and were valued at the closing CANEX share price on the date of issue.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

11. Share capital and stock options (continued)

c)  Stock options outstanding

	Number of options		Exercise
Expiry	Sept 30, 2025	Sept 30, 2024	Price
October 4, 2024	-	710,000	$0.055
May 1, 2027	1,462,500	1,462,500	$0.18
July 11, 2026	400,000	400,000	$0.06
November 25, 2029	5,200,000	-	$0.05
July 14, 2030	700,000	-	$0.08
	7,762,500	2,572,500

The Company has implemented a 10% Rolling Stock Option Plan whereby 10% of the issued shares will be reserved for issuance under the stock based compensation plan ("the Plan"). Under the Plan, the options that have been granted expire at the earlier of five years from the grant date, the date at which the Directors determine, or 60 days from the date on which the optionee ceases to be a director, officer, employee or consultant. The exercise price of the options granted under the Plan will not be less than that from time to time permitted under the rules of the stock exchange or exchanges on which the shares are then listed, which price reflects trading values at that time.

d) Stock option transactions

		Weighted average
	Number of options	exercise price
Balance, September 30, 2024	2,572,500	$0.13
Expired October 2024	(710,000)	$0.055
Issued November 2024	5,200,000	$0.05
Issued July 2025	700,000	$0.08
Balance, September 30, 2025	7,762,500	$0.08

		Weighted average
	Number of options	exercise price
Balance, September 30, 2023	5,410,000	$0.12
Cancelled	(262,500)	(0.13)
Expired	(2,575,000)	$(0.11)
Balance, September 30, 2024	2,572,500	$0.13

On November 25, 2024, 5,200,000 options were issued at $0.05 per share to existing directors, officers and consultants. One third of the options vested immediately and the remaining two thirds vest evenly over the next two years. If not exercised, the options will expire 5 years from date of grant.

On July 14, 2025, 700,000 options were issued at $0.08 per share to a consultant providing services to the Company. The options vest immediately and if not exercised will expire 5 years from the date of grant.

e) Warrant transactions and warrants outstanding

On May 27, 2024, the remaining 9,615,458 warrants outstanding with an exercise price of $0.18 per share expired without exercise.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

12. Financial instruments

Financial instruments recorded at fair value are classified using a fair value hierarchy that prioritizes the inputs to fair value measurements. The three levels of fair value are summarized below:

•	Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level 2 - Inputs other than quoted prices that are observable for assets or liabilities either directly, (i.e. prices), or indirectly, (i.e. derived from prices); and

•	Level 3 - Inputs that are not based on observable market data.

Level 1 has been utilized to value common shares included in short-term investments.

The following summarizes the categories of the various financial instruments:

	Sept 30, 2025	Sept 30, 2024
	Carrying Value
Financial Assets
Financial assets measured at fair value:
Short-term investments	$-	$31,035
Financial assets measured at amortized cost:
Cash	663,907	158,093
Accounts receivable	-	121
	$663,907	$158,214

Financial Liabilities

	Sept 30, 2025	Sept 30, 2024
	Carrying Value
Financial liabilities measured at amortized cost:
Accounts payable and accrued liabilities	$267,217	$46,111

The above noted financial instruments are exclusive of any sales tax.

The carrying value of financial assets and liabilities measured at amortized cost approximates fair value due to the short-term nature of the instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company undertakes transactions denominated in US currency through its exploration in the US; consequently, it is exposed to exchange rate fluctuations. The Company will acquire US funds from time to time to settle US$ denominated liabilities. At September 30, 2025, the Company had US$5,358 (CAD$7,465) (2024 - US$1,189 (CAD$1,605)) in a US denominated bank account. The effect of a foreign currency increase or decrease of 10% on this cash holding would result in an increase or decrease of $747 (2024 - $161).

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

13. General and administrative

	Sept 30, 2025	Sept 30, 2024
Administrative consulting fees	$184,189	$95,286
Share-based compensation (Note 14)	212,860	10,294
Occupancy costs	23,106	22,686
Office, secretarial, supplies and other	58,261	45,301
Insurance	13,679	15,091
Directors' fees	5,500	6,000
Computer network and website maintenance	3,189	2,411
Travel and promotion	5,185	994
	$505,969	$198,063

14. Share-based payment transactions

On November 25, 2024, the Company issued 5,200,000 options that may be exercised at $0.05 per share to November 25, 2029. The options vest one third on issue, one third on the first anniversary date and the remainder on the second anniversary date. Stock based compensation is recognized each quarter based upon the portion that vests during the period. Vested options were valued at $71,000 and the remainder at $142,000 using the Black-Scholes Options Pricing model assuming a 5-year term, volatility of 151.03%, a risk free discount rate of 3.18% and a dividend rate of 0%, on the grant date.

On July 14, 2025, the Company issued 700,000 options that may be exercised at $0.08 per share to July 14, 2030. The options were issued to a consultant for completed and future work and vest immediately. Stock based compensation of $51,700 was recognized on issue using the Black-Scholes Options Pricing model assuming a 5-year term, volatility of 155.20%, a risk free discount rate of 3.04% and a dividend rate of 0%, on the grant date.

During the year ended September 30, 2024, the Company did not issue any options, but recognized stock based compensation related to options that were issued in July of 2023 that were fully vested.

15. Loss per share

Basic loss per share is calculated using the weighted average number of common shares outstanding during the period. Diluted loss per share is computed using the treasury stock method. Stock options and warrants outstanding are not included in the computation of diluted loss per share if their inclusion would be anti-dilutive.

The following adjustments were made in arriving at diluted weighted average number of common shares for the years ended September 30:

Weighted average number of common shares:

	Sept 30, 2025	Sept 30, 2024
Basic and Diluted	127,743,757	112,895,636
Loss per share
Basic and diluted	$(0.00)	$(0.00)

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

16.            Flow through shares

Flow through common shares require the Company to spend an amount equivalent to the proceeds of the issued flow-through common shares on Canadian qualifying exploration expenditures. The Company may be required to indemnify the holders of such shares for any tax and other costs payable by them in the event the Company has not made the required exploration expenditures. During November 2024, the Company received $302,002 from the issuance of flow-through shares, of which $75,500 was attributed to a premium over the fair value of the shares issued and recorded as a liability for accounting purposes. At September 30, 2025, the Company has fulfilled all obligations associated with the flow through issue and recognized the full value of the flow through liability through earnings. Funds raised in connection with the flow-through shares were spent on qualified mineral exploration that met the definition of Canadian Exploration Expenditures as defined in the Canadian Income Tax Act. The tax benefit of the expenditures was renounced in favor of investors subscribing for flow through shares and the amounts are not available to the Company for income tax purposes.

17.            Income tax information

Rate reconciliation:

The combined provision for taxes in the Consolidated Statement of Loss and Comprehensive Loss reflects an effective tax rate which differs from the expected statutory rate as follows:

	Sept 30, 2025	Sept 30, 2024
Income (loss) before income taxes	$(496,817)	$(279,148)

Computed expected expense (recovery) based on a combined rate of 23.00% (2024 – 23.00%)	(114,268)	(64,204)
Change resulting from:
True up of opening balance	6,752	(26,753)
Differential tax rate of foreign jurisdiction	(3,898)	(4,776)
Non-deductible (taxable) items and other	(12,924)	(11,353)
Unrecognized deferred tax asset	124,338	107,086
Income tax expense	$-	$-

The combined statutory rate is 23.00% for 2025 (2024 – 23.00%). The deferred combined statutory rate is expected to be 23.00% for 2025 and subsequent years (2024 – 23.00%).

Temporary differences and tax loss not recognized for accounting purposes:

	Sept 30, 2025	Sept 30, 2024
Non-capital loss carry-forwards	$4, 574,541	$4,375,714
Capital loss carry-forwards	1,007,367	986,203
Share issuance costs	26,947	20,658
US net operating loss	4,488,625	4,154,541
Mineral properties	1,088,965	1,672,153
Short-term investments	-	41,667
Interest	571,245	393,044
Total	$11,757,690	$11,643,980

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

17.            Income tax information (continued)

As future taxable profits of the Company are uncertain, no deferred tax asset has been recognized. As at September 30, 2025, the Company had unused non-capital loss carry forwards of approximately $4.6 million that expire between the years 2026 and 2045. Capital loss carry-forwards may be carried forward indefinitely. The Company has unused US net operating loss carry forwards of approximately $4.5 million that may be carried forward indefinitely.

18.            Related party balances and transactions and key management remuneration

The Company is considered a related party to Jade Leader Corp. ("Jade Leader") because of its common directors, officers and key management personnel that have some direct financial interest in both the Company and Jade Leader. In addition, related parties include members of the board of directors, officers and their close family members. Vector Resources Inc., a company controlled by Shane Ebert, President and director of CANEX Metals; and 635280 Alberta Ltd., a company controlled by Jean Pierre Jutras, an officer and director of CANEX Metals are also considered related parties.

The Company incurred the following amounts charged to (by) related parties:

		Sept 30, 2025	Sept 30, 2024
Key management remuneration
President and director	a	$(103,919)	$(43,377)
Corporate secretary	b	(54,030)	(37,380)
Chief Financial Officer	c	(2,200)	(1,980)
Directors’ fees	d	(5,500)	(6,000)
Total Management remuneration		$(165,649)	$(88,737)

		Sept 30, 2025	Sept 30, 2024
Other related party transactions
Jade Leader
Office rent and operating costs paid		$(23,106)	$(23,343)
General and administrative and secretarial costs paid		$(5,032)	$(5,350)
General and administrative and secretarial cost recovery		$663	$435
635280 Alberta Ltd.
Geological consulting services	e	$(12,771)	$(1,356)

The following amounts were due to or receivable from related parties at the respective year ends:

Balances Receivable (Payable) Consulting fees:		Sept 30, 2025	Sept 30, 2024
President and director	a	$(6,615)	$(3,309)
Chief Financial Officer	c	$(2,310)	$-
635280 Alberta Ltd.	e	$(1,240)	-
Office rent and operating costs
Jade Leader		$-	$121
General and administrative and other:
Directors Fees	d	$(500)	$-
Jade Leader		$(998)	$(1,539)
Corporate secretary	b	$(5,985)	$-
President and director	a	$(525)	$(363)

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

18.            Related party balances and transactions and key management remuneration (continued)

Management compensation payable to "key management personnel" during the years ended September 30, 2025 and 2024 is reflected in the table above and consists of consulting fees paid to the President, the CFO, fees for the Corporate Secretary and directors' fees. Officers and directors are also compensated through the granting of options from time-to-time. During the year ended September 30, 2025, 4.2 million options at $0.05 were issued to related parties. During 2024, the Company did not grant any stock options to related parties. There were no other benefits granted to officers, directors and consultants during the years ended September 30, 2025 and 2024. Key management personnel are defined as those persons having authority and responsibility for planning, directing and controlling the activities of the entity, directly or indirectly, including any director of the Company.

a)	The President and director of the Company billed for consulting services that were either expensed or, when his services related directly to mineral property exploration, capitalized to exploration and evaluation assets (Note 8). During the year ended September 30, 2025, $56,875 (2024 - $26,950) was expensed through administrative expenses, $47,044 (2024 - $15,427) was capitalized to exploration and evaluation assets.

b)	The Corporate Secretary provides services to the Company on a contract basis.

c)	The Chief Financial Officer provides services to the Company on a contract basis.

d)	The Company pays directors who are not officers, $500 for attendance at board meetings. There are three directors who are not officers and the amounts above reflect directors’ fees paid/payable for meetings attended during the above-noted periods.

e)	During the years ended September 30, 2025 and 2024, geological consulting services were provided by 635280 Alberta Ltd.

Related party receivables pertain to billings plus applicable sales taxes for which payment has not been received and related party payables reflect billings plus applicable sales taxes that were not yet paid by the Company at the respective period ends. Related party transactions were measured at the amounts agreed to by the transacting parties.

19.            Supplemental disclosure statement of cash flows

Reconciliation of cash used in operating activities to operating loss for the years ended:

	Sept 30, 2025	Sept 30, 2024
Loss and comprehensive loss	$(496,817)	$(279,148)
Stock-based compensation	212,860	10,294
Accretion	4,734	2,131
Interest and other items	(5,037)	(9,820)
(Gain) loss on short-term investments	(20,173)	(1,137)
Realization of flow through premium	(75,500)	-
Changes in assets and liabilities pertaining to operations:
Accounts receivable	(33,432)	2,532
Prepaid expenses	(61,454)	23,321
Accounts payable and accrued liabilities	222,582	(73)
Cash paid to suppliers and contractors	$(252,237)	$(251,900)

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

19.            Supplemental disclosure statement of cash flows (continued)

Reconciliation of cash expended on exploration and evaluation assets for the years ended:

	Sept 30, 2025	Sept 30, 2024
Change in exploration and evaluation assets	$(583,428)	$(659,916)
Property acquisition – Share issuance	50,000	318,296
Provision for decommissioning	(2,207)	9,520
Accounts receivable	-	1,549
Accounts payable and accrued liabilities	(1,489)	(13,679)
Cash expended on exploration and evaluation assets	$(537,124)	$(344,230)

Interest and taxes

No cash was expended on interest or taxes during the years ended September 30, 2025 and September 30, 2024.

Non-cash transactions

During the year ended September 30, 2025, the company issued 500,000 common shares valued at $20,000 pursuant to an option agreement on the Louise Cu-Au Porphyry Project. In addition, 400,000 shares were issued to acquire additional claims within the Louise property. These shares were valued at $30,000. All shares issued for property are valued based on the closing price on the date of issue.

During the year ended September 30, 2024, the Company issued 8,694,170 common shares valued at $304,296 pursuant to an option agreement on the Gold Range Property. In addition, 200,000 common shares valued at $14,000 were issued pursuant to an option agreement on the Louise property.

During 2025, the Company granted 5,900,000 (2024-nil) stock options to directors and consultants and recorded a non-cash charge for vested stock based payments of $212,860 (2024-$10,294) which is included in general and administrative expenses (Note 13). Refer to Note 14 – “Share-based payment transactions” for further information.

20.            Segment disclosures

During the years ended September 30, 2025 and September 30, 2024, the Company was only engaged in mineral exploration and all exploration activities were undertaken in Canada and/or the United States. Activities undertaken in both countries were similar in nature. As at September 30, 2025, the value of non-current assets associated with United States operations is $5,871,833 (2024 - $5,726,071) including mineral property advances and deposits of $41,164 (2024 - $41,164) and exploration and evaluation assets of $5,830,669 (2024 - $5,684,907). All remaining non-current assets are associated with Canadian operations. Consequently, segmented information is not presented in these financial statements. Refer to Note 8 – “Exploration and evaluation assets” for details of the carrying amounts of these assets at the respective period ends.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

21.            Capital

The Company’s objective when managing capital is to continue as a going concern so that it can provide value to shareholders by acquiring and conducting exploration on mineral exploration properties with the ultimate objective of finding commercial quantities of base and/or precious metals. Capital is defined as capital stock, warrants, contributed surplus and deficit. The Company has traditionally financed through equity issues rather than debt and does not anticipate using debt to finance its continuing grass roots exploration. Should the Company evolve to the point where it is developing or operating a mine, debt options will be investigated.The Company will raise equity as cash flow requirements dictate and will attempt, when able, to time financings with more favorable market conditions. The Company can scale back exploration, and to a certain extent, discretionary administrative costs during tighter equity markets. The Company invests capital that is surplus to its immediate operational needs in short-term, liquid and highly-rated financial instruments such as Bankers’ Acceptances and Term Deposits until such time as it required to pay operating expenses and mineral property costs, including option payments (Note 8). The Company objective is to manage its capital to safeguard its cash and its ability to continue as a going concern, and to utilize as much of its available capital.

22.            Financial risk management

a)	Credit risk

Credit risk is the risk of financial loss to the Company if counterparties to a financial instrument fail to meet their contractual obligations. The Company’s financial instruments that could be subject to credit risk consist of receivables, excluding sales tax. The Company has had a history of prompt receipt of its receivables and considers credit risk to be low on these instruments as at September 30, 2025 and September 30, 2024.

b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company’s approach to managing liquidity risk is the utilization of budgets, to attempt to maintain sufficient liquidity in order to meet operational and exploration requirements as well as property acquisition commitments. The Company raises capital through equity issues and its ability to do so is dependent on a number of factors including market acceptance, stock price and exploration results. The Company is continually investigating financing options. The continuing operations of the Company are dependent upon its ability to obtain adequate financing or to commence profitable operations in the future. During the year ended September 30, 2025, the Company issued 31,669,745 common shares for cash proceeds, before issue costs, of $1,737,004. Increases in activity levels, new property acquisitions and any level of exploration on its mineral properties may require additional financing. There can be no assurance that the Company will be successful in obtaining financing. Refer to Note 1 - "Nature of operations and continuance of operations".

The Company’s significant remaining contractual maturities for financial liabilities as at September 30, 2025 and 2024 are as follows:

•	Accounts payable and accrued liabilities are due within one year.

c)	Interest rate risk

The Company has no debt facilities and has minimal amounts of interest income, it is not exposed to significant interest rate risk at this time. All market risk is associated with the Company's investments in common shares, which are recorded at fair value at the respective period ends with the resultant gains or losses recorded in earnings.

CANEX Metals Inc.

Notes to the Consolidated Financial Statements

(Expressed in Canadian Dollars)

For the year ended September 30, 2025

22.            Financial risk management (continued)

d)	Foreign exchange risk

The Company undertakes transactions denominated in US currency; consequently, it is exposed to exchange rate fluctuations. Refer to Note 12 – “Financial instruments” for the foreign exchange risk associated with the foreign denominated cash balances held.

23.            Subsequent event

Subsequent to the date of these Consolidated Financial Statements the Company announced a non-brokered private placement offering up to 20,000,000 common shares at $0.15 per share for total potential proceeds of $3,000,000. Under the terms of the offering, once closed, the shares will be subject to a four month hold period and are subject to TSX Venture Exchange approval. The transaction is expected to close prior to January 9, 2026.

CANEX Metals Inc.

MANAGEMENT'S DISCUSSION AND ANALYSIS

FOR THE YEAR ENDED SEPTEMBER 30, 2025

The following management discussion and analysis (MD&A) is management's assessment of the results and financial condition of CANEX Metals Inc. ("CANEX" or "the Company") for the three months and year ended September 30, 2025. The information included in this MD&A, with an effective date of December 19, 2025, should be read in conjunction with the Consolidated Financial Statements as at and for year ended September 30, 2025, and related notes thereto. CANEX Metal's common shares trade on the TSX Venture Exchange under the symbol "CANX". The Company's most recent filings are available on the System for Electronic Document Analysis and Retrieval ("SEDAR+") and can be accessed at www.sedarplus.ca.

The Company's Consolidated Financial Statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRS Accounting Standards) as at and for year ended September 30, 2025. The Company has consistently applied the same accounting policies throughout all periods presented. The Company's accounting policies are provided in Note 3 "Material accounting policies" to the annual audited Consolidated Financial Statements at September 30, 2025. All dollar amounts are in Canadian dollars, unless otherwise noted.

The "Qualified Person" under the guidelines of National Instrument 43-101 of the Canadian Securities Administrators ("NI 43-101") for CANEX Metals' exploration projects in the following MD&A is Dr. Shane Ebert, P. Geo., a Professional Geologist, registered in the Province of British Columbia and the President and Director of CANEX Metals. The scientific and technical information concerning such properties contained herein has been reviewed by Dr. Ebert.

Statements and/or financial forecasts that are unaudited and not historical, including without limitation, exploration budgets, data regarding potential mineralization, exploration results and future plans and objectives, are to be regarded as forward-looking statements that are subject to risks and uncertainties that can cause actual results to differ materially from those anticipated. Such risks and uncertainties include risks related to the Company’s business including but not limited to general market and economic conditions, limited operating history, continued industry and public acceptance, regulatory compliance, potential liability claims, additional capital requirements and uncertainty of obtaining additional financing and dependence on key personnel. Actual exploration and administrative expenditures can differ from budget due to unforeseen circumstances, changes in the marketplace that will cause suppliers’ prices to change, and additional findings that will dictate that the exploration plan be altered to result in more or less work.

All forward-looking information is stated as of the effective date of this document and is subject to change after this date. There can be no assurance that forward-looking information will prove to be accurate and future events and actual results could differ materially from those anticipated.

1.	Principal Business of the Company

CANEX Metals, including its wholly owned subsidiary, Canexco Inc. (“Canexco”), is engaged exclusively in the business of mineral exploration and development and, as the Company has no mining operations and no earnings there from, it is considered to be in the exploration stage. The recoverability of the amounts comprising exploration and evaluation assets is dependent upon the existence of economically recoverable mineral reserves; the acquisition and maintenance of appropriate permits, licenses and rights; the ability of the Company to obtain financing to complete the development of the mineral properties where necessary and upon future profitable production; or, alternatively, upon the Company’s ability to recover its costs through a disposition of its interests. The Company’s philosophy is to acquire projects at the grass roots level and advance them to a point where partners can be brought in to further the properties to the stage where a mine is commercially feasible, or the property can be sold outright.

The Company has no operating income and no earnings; exploration and operating activities are financed by the sale of common shares. None of the Company’s mineral properties are in production. Consequently, the Company’s net income is a limited indicator of its performance and potential.

1

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

2.	Highlights

•	On December 10, 2025, The Company announced a non-brokered private placement and the extension of the offer to Gold Basin Resources Corporation (Gold Basin) shareholders. Under the terms of the financing CANEX will issue up to 20,000,000 common shares at $0.15 per share for total gross proceeds of $3,000,000. The offering, once closed, will result in a new insider acquiring 9.9% of the Company. Proceeds will be used to advance the district consolidation opportunity, for exploration at the Company’s Gold Range and Louise projects and for general working capital. It is subject to TSXV approval and is expected to close on or before January 9, 2026.

•	In conjunction with the Company’s response to Gold Basin directors’ circular, on October 27, 2025, CANEX published an independent technical report for the Gold Range Project. The report is posted on the Company’s website and under the Company’s profile on SEDAR+. Interested parties should read the report in its entirety. The independent qualified author concludes that “The Gold Range project presents a compelling exploration opportunity within a well understood geological framework and deposit model. The evidence supports a structurally controlled, multi-episodic mineralizing system with the potential to host both high-grade vein-hosted and bulk-tonnage oxide gold resources. Continued exploration is warranted and should focus on expanding known zones drill testing structural intersections and alteration halos and advancing regional targeting within the broader Gold Basin District”.

•	On August 28, 2025, the Company formally commenced its offer to acquire all of the issued and outstanding common shares of Gold Basin by way of a take-over bid. The offer is open for acceptance until December 12, 2025, unless it is extended, accelerated or withdrawn. The offer provides Gold Basin shareholders with 0.592 of a common share in the capital of CANEX in exchange for each Gold Basin share.

•	On July 31, 2025, the Company announced that based on the geophysical survey recently completed over the Louise Copper-Gold Porphyry Project (Louise Project or Louise) in BC, two new previously unknown high chargeability targets have been identified west and below the historic Louise Project deposit. The Company continues to study the results and will determine next steps to advance this discovery.

•	To consolidate the Company’s land position for the Louise Project on June 12, 2025, CANEX applied to stake 4.8 kilometers of additional strike length along the western projection of the geophysical trend. On July 29, 2025, the Company entered into a claim purchase agreement on three claims that sit internal to the Louise claim block for total consideration of 400,000 CANEX shares. The Vendor retains a 1% net smelter return royalty which can be bought back by CANEX for $500,000. In addition, on July 30, 2025, CANEX applied to stake 2.5 kilometres of additional strike length along the eastern projection of the geophysical trend.

•	On June 26, 2025, the Company closed a non-brokered private placement for 23,636,380 common shares at $0.055 per share for gross proceeds of $1,300.001. No commissions were paid, and the shares are subject to a four month hold period. Insiders purchased a total of 1,139,054 shares in connection with the private placement. Proceeds will be used to advance the consolidation process at the Gold Range property, exploration at Gold Range and Louise Projects and for general working capital.

•	On June 9, 2025, the Company announced its intention to make a formal offer to acquire all of the issued and outstanding shares of Gold Basin Resources Corporation (Gold Basin) in exchange for shares in CANEX. The transaction is notionally valued at $5.52 million and is subject to obtaining necessary regulatory approvals. Gold Basin holds assets that are directly adjacent to and on trend with the CANEX Gold Range Property.

2

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

•	On February 25, 2025, the Company the Company made the second, in a series of required annual option payments for the Louise Cu-Au porphyry deposit in British Columbia by issuing 500,000 common shares of the company at a notional price of $0.05 per share and cash of $3,500. The project is road accessible, contains an historic copper-gold-molybdenum resource and has only been explored to shallow depths. There are no expenditure commitments allowing CANEX to advance the project as market conditions allow. Total option payments of $35,000 in shares or cash have been made and the remaining $740,000, are scheduled over the next 4 years. A milestone bonus of $50,000 in shares or cash will also be payable if CANEX drills over 4250 metres of core, and a second milestone bonus of $50,000 in shares or cash will be payable if CANEX publishes a resource estimate with greater than 1.5 million contained ounces of gold. The vendor will retain a 2.5% net smelter royalty (NSR), with CANEX having the right to buy back 40% of the NSR for $1,500,000 and a right of first refusal on any sale of the royalty.

•	On November 14, 2024, CANEX closed the first tranche of an equity financing and on November 25th closed the second and final tranche to complete the oversubscribed transaction. In total the Company issued 3,000,000 common shares at $0.045 per share. In addition, 5,033,365 flow-through common shares (FT shares) were issued at $0.06 per share. Gross proceeds of $437,002 were used to advance the Louise Cu-Au porphyry in British Columbia and the Gold Range oxide gold project in northern Arizona.

•	On September 24, 2024, the Company presented the drill data compilation results from the Louise Cu-Au porphyry project in British Columbia. The Louise Project hosts a copper-gold deposit that has been drill defined over an area 1000 meters long by 400 meters wide and to approximately 300 meters depth. Strong grades occur in the system highlighted by hole LL04-03 which returned 158 metres grading 0.41% copper and 0.40 g/t gold. CANEX is planning to conduct a modern deep looking induced polarization (IP) survey to explore the district across 6 to 7 kilometres of strike length and to depths up to 1000 metres to fully assess the district potential surrounding the known historic resource.

3.	Mineral Properties

Gold Range Property, Arizona, USA

The Gold Range Property is in Northern Arizona within an area that has seen historic lode and placer gold production but limited modern gold exploration. CANEX first became interested in the Gold Range property in 2019, following the discovery of a quartz vein containing abundant visible gold by a local prospector in an area termed the Discovery Zone. Subsequent mapping and soil and rock sampling identified a 1000-metre-long linear trend of historic workings and exposed quartz veins centered around the Adit zone. Additional programs of surface sampling, mapping, trenching, airborne magnetic and lidar surveying, along with reverse circulation drilling have resulted in further expansion of the claim holdings and the recognition of a 4-kilometre-long mineralized corridor stretching from the Eldorado to Excelsior to WestGold Zones.

As of September 30, 2025, the Gold Range Property consists of 261 lode mining claims and 2 patented claims and is approximately 1650 hectares in size. The Company has drilled 15,412 metres in 138 holes and defined bulk tonnage oxide mineralization at the Excelsior, Eldorado, Malco, Central, and WestGold Zones. The oxide gold zones extend to surface and positive bottle roll metallurgical test work suggests mineralization is amenable to low cost heap leach extraction.

3

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

On June 9, 2025, the Company announced its intention to make a takeover bid to acquire all of the outstanding shares of Gold Basin Resources in exchange for shares in CANEX. On August 19, 2025, CANEX received partial revocation of the cease trade order imposed on Gold Basin by the British Columbia Securities Commission allowing CANEX to proceed with making the bid and on August 28, 2025, CANEX filed the Offer and Take-over Bid Circular for Gold Basin and formally commenced the take-over bid. The offer provides Gold Basin shareholders with 0.592 of a common share in the capital of CANEX in exchange for each Gold Basin share held by such shareholders and is open for acceptance until December 12, 2025. The proposed combination of the two companies would consolidate a large oxide gold camp in Northern Arizona. Over the past five years CANEX has been advancing its Gold Range property, making new gold discoveries and drill defining gold zones along a 4.0 kilometer mineralized trend that continues onto Gold Basin’s claims and is the longest defined gold trend in the district, extending at least 6.5 kilometres across both properties. To support the take-over offer, CANEX commissioned an independent third party evaluation of the Gold Range project which was published on October 27, 2025. The report provides a review of this project, highlighting the history, geology and exploration results completed to date. The independent qualified author concludes that “The Gold Range project presents a compelling exploration opportunity within a well understood geological framework and deposit model. The evidence supports a structurally controlled, multi-episodic mineralizing system with the potential to host both high-grade vein-hosted and bulk-tonnage oxide gold resources. Continued exploration is warranted and should focus on expanding known zones drill testing structural intersections and alteration halos and advancing regional targeting within the broader Gold Basin District”. The report is available on the CANEX website at www.canexmetals.ca and under the Company’s profile on SEDAR+ at sedarplus.ca.

During 2024 the Company successfully obtained a permit amendment to allow for drill testing of the new WestGold discovery, and the permits allows for an additional 34 pads located across the property. In March 2024 CANEX completed a field program focusing on refining drill targets in the WestGold area.

Highlights from the March 2024 surface exploration project at the Gold Range Project in Arizona include collecting 151 surface rock and soil samples, detailed mapping at the significantly expanded WestGold target and three new zones have been identified where assays from all three zones have returned high-grade gold mineralization. Areas of particular interest include:

•         Surface chip sampling in the eastern part of the Gold Range property returned 19.4 g/t gold over 3 metres in a zone that has never been drill tested.

•         A new zone of high-grade mineralization was identified 300 metres north of the Excelsior deposit, in the east-central part of the property, returning 11.2 g/t gold from a grab sample.

•         A new zone of quartz veining and gold mineralization was discovered in the west-central part of the Gold Range property with a grab sample from a poorly exposed area returning 5.05 g/t gold.

•         Grab samples of quartz veins in the WestGold area have returned grades up to 6.67 g/t gold and mineralized halos surrounding larger quartz veins have returned 0.97 g/t over 2 metres and 0.66 g/t gold over 3 metres in chip samples, confirming the presence of bulk tonnage targets at the zone.

Mapping has expanded the exploration target at WestGold to an area 800 metres by 400 metres and WestGold in now the largest exploration target on the Gold Range property. The zone is fully permitted, and drill testing can commence as markets strengthen.

On February 24, 2024, the Company completed an option agreement and acquired 100% ownership in the Never Get Left Prospect claim by making the final option payment of $US30,000 ($CAD40,581). Under the terms of the agreement the optionor will retain a 2% NSR. Canexco can purchase half (1%) of the NSR for $US500,000 and the remaining half (1%) for an additional $US500,000.

Prior period drilling highlights from across the Gold Range Property include:

Hole GR21-57: 1.0 g/t gold over 59.45 metres (Excelsior)

Hole GR21-37: 1.6 g/t gold over 35.1 metres (Excelsior)

Hole GR21-46: 2.2 g/t gold over 18.3 metres (Excelsior)

4

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

Hole GR22-82: 9.7 g/t gold over 1.5 metres (Excelsior)

Hole GR22-90: 1.2 g/t gold over 12.19 metres (Excelsior)

Hole GR23-131: 4.1 g/t gold over 6.1 metres (Excelsior)

Hole GR22-97: 1.4 g/t gold over 6.1 metres (East of Excelsior)

Hole Gr23-127: 2.3 g/t gold over 3.1 metres (East of Excelsior)

Hole GR22-91: 0.6 g/t gold over 27.44 metres (Central)

Hole GR22-110: 1.1 g/t gold over 27.4 metres (Shaft)

Hole GR21-25: 1.3 g/t gold over 21.3 metres (Eldorado)

Hole GR20-4: 10 g/t gold over 1.5 metres (Eldorado)

Hole GR23-118: 0.2 g/t gold over 54.9 metres (WestGold)

Hole GR23-120: 0.7 g/t gold over 35 metres (WestGold)

During 2023 the Company completed surface exploration programs at Gold Range, a LiDar and air photo survey, and drill tested three new target areas defined previously, including WestGold, the zones parallel to Excelsior, and the new Shaft discovery. The WestGold target contains the largest and highest-grade gold in soil anomaly defined on the Gold Range property to date and the Company’s drill test of that target has resulted in a new and potentially very significant gold discovery that continues to be an important focus for the Company.

On November 29, 2023, the Company and its 100% owned Arizona subsidiary Canexco Inc. announced the completion of the Excelsior Mine Property 100% purchase as defined in the Amended Excelsior Mine Property Option Agreement. Under the amended agreement CANEX earned a 100% interest in the Excelsior Mine Property in exchange for issuing 8,694,170 CANEX shares and paying US$120,000 (CAD$166,058) in cash. The Vendors will retain a 1.5% NSR and CANEX retains a right of first refusal on the sale of the royalty. In addition, until August 31, 2030, should the Company be subject to any event that would impact the creditors rights that is not cured in 30 days, they will deliver the mine property back to the Vendor under the reversion clause of the agreement. The Excelsior Mine Property consists of 11 lode mining claims and 2 patented mining claims covering 3 past producing historic gold mines located within the Company’s larger Gold Range Project in Arizona. CANEX has drilled 72 holes into the main Excelsior deposit, defining a moderately dipping gold mineralized zone up to 400 meters long by 20 to 60 metres wide, that has been traced at least 100 metres down dip.

Operational highlights for the last eight quarters:

o	The Company released an independent technical report commissioned to review the Company’s Gold Range project and the broader Gold Basin District. Report indicates further exploration is warranted. – October 2025
o	The Company files offer and takeover bid circular for Gold Basin and formally commences takeover bid – August 2025
o	CANEX receives partial revocation of cease trade order imposed on Gold Basin by the British Columbia Securities Commission allowing CANEX to proceed with making a takeover bid of Gold Basin – August 2025
o	The Company announces intention to make a takeover bid to acquire all of the outstanding shares of Gold Basin Resources – June 2025
o	Field mapping and soil sampling identified 3 new zones in WestGold– March 2024
o	The Company acquires 100% ownership in the Never Get Left Claim – February 2024
o	Amended exploration permit received – March 2024
o	The Company acquired 100% ownership in Excelsior property – November 2023

The gross costs and impairments recorded for the Gold Range Property at September 30, 2025, are $5,830,669 and $nil, respectively (September 30, 2024 - $5,684,907 and $nil).

5

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

Louise Cu-Au Porphyry Project, British Columbia

In March 2024, the Company entered into an option agreement, with no spending requirements, to earn a 100% interest in the Louise Project subject to certain scheduled option payments. The project offers a low-risk, high value opportunity with untested discovery potential that can be advanced as market conditions allow. The property is located approximately 35 kilometres west of Smithers, in west central British Columbia, It is road accessible and previous drilling has returned strong copper and gold trades including 0.41% copper and 0.40 g/t gold over 158 metres and several holes indicating increasing grades with depth.

During 2024, in conjunction with signing the agreement, CANEX advanced $8,733 to the optionor to stake certain claims that are contained within the 5,362.94 hectare optioned property and subject to the terms of the agreement. Remaining obligations under the option agreement are discussed below in Section 7 a), Contractual Obligations.

The Company assembled and analyzed the historic data for the Louise Project and announced the results of this work on September 24, 2024. Highlights included:

•	Historic drilling has identified a mineralized zone that is 1000 metres long by 400 metres wide and currently extends to a depth of approximately 300 metres.
•	Strong copper and gold grades occur in the system highlighted by hole LL04-03 which returned an interval of 158 metres grading 0.41% copper and 0.40 g/t gold starting at 53.5 metres downhole.
•	Past work largely focused in and around the original surface discovery area and only extends to about 300 metres deep, with some drill holes ending in mineralization.
•	Data suggests potential for a copper and gold target below and lateral to the existing resource.

See the press release dated September 24, 2024, for further technical details and mapping of this prospect.

To better understand the district scale potential of this porphyry system, CANEX proposed a deep looking induced polarization (IP) survey that can potentially look up to 1000 metres deep and extend that survey across 6 to 7 kilometres of strike length.

During November 2024, CANEX closed, in two tranches, a non-brokered financing, as discussed in 2) Highlights, 4) Operating results and 5) Liquidity and Capital Resources, to fund this project. FT share proceeds of $302,002 were used for general exploration expenditures at the Louise Project which constituted Canadian Exploration Expenses within the meaning of subsection 66.1(6) of the Income Tax Act (Canada) (the “Tax Act”), that qualify as “critical mineral flow through mining expenditures” within the meaning of the Tax Act. At September 30, 2025, the Company has incurred the required $302,002 of qualifying expenditures through a geophysical survey and there are no remaining commitments under the Tax Act.

On December 10th, 2024, CANEX announced receipt of an exploration permit for the Louise Cu-Au porphyry project in British Columbia allowing the Company to conduct surface geophysical surveying over the target area.

During May and June 2025, Simcoe Geoscience conducted a geophysical survey at the Louise Project using their Alpha IPTM wireless time domain distributed induced polarization technology. A total of 36.9 line kilometres on nine lines were surveyed; each line was 4100 metres long and spaced 400 metres apart. The survey used a 100-metre dipole spacing with a dipole-pole-dipole (reverse & forward) configuration enabling double data density to be acquired providing high definition and resolution.

A new and previously unknown chargeability target has been identified two kilometres west of the historic Louise deposit and has been named the West Louise Target. In addition, a steeply dipping zone of high chargeability has been identified below and to the north of the historic Louise deposit and has been termed the Louise Deep Target. The Louise Deep Target is interpreted to have potential to host the mineralized roots of the historic Louise system and shows continuity to roughly 1000 metres below surface, the limit of the geophysical survey. Neither the West Louise nor Louise Deep targets have been drill-tested previously.

6

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

Highlights:

•	The West Louise Target is located two kilometres west of the historic Louise resource and correlates with a low-level surface Cu-Mo-Au-As geochemical anomaly in a flat area covered by glacial till.
•	The West Louise Target is defined by chargeability values from 15 to >20 mV/V over an area 600 metres wide by 400 to 500 metres deep and extending at least 800 meters along strike, with the anomaly remaining open to the west. The anomaly comes to surface on line 1E and starts around 150m below surface on line 2E.
•	The West Louise Target contains similar chargeability and resistivity values as the historic Louise deposit and has never been identified or drill tested previously. The target could represent a new porphyry centre with potential to host copper-gold mineralization similar to that at the Louise deposit.
•	The Louise Deep Target contains a sub vertical zone of high chargeability located below and immediately north of the Louise deposit. This target is 700 metres wide and extends to 1000 metres below surface, the depth limit of the geophysical survey. This target could be the conceptual “main body” of the Louise Project that is partially offset from the resource area along the Terminator Fault. Identifying this target was a key objective of the survey.
•	CANEX has purchased three small claims located internal to the Louise claim block by issuing 400,000 shares to the vendor. In addition, CANEX has staked a further 4.8 kilometres of strike length along the western projection and 2.5 kilometres of strike length along the eastern projection of the geophysical trend.

The gross costs and impairments recorded for the Louise Project at September 30, 2025, are $466,261 and $nil, respectively. (September 30, 2024 - $28,594 and $nil).

Gibson Prospect, British Columbia

In 2017 the Company entered into an option agreement with owner Altius Resource Inc. (“Altius”) to acquire a 100% interest in the Gibson property located in central British Columbia, approximately 95 kilometres northwest of Fort St. James. The Company conducted surface mapping and sampling, trenching, and drilled 10 holes into the Gibson property in 2017 and 2018. This work resulted in strong precious metal results including:

Hole G18-01: 0.81 g/t gold and 40 g/t silver over 31.5 metres from 33.5 metres depth

Trench 1: 1.6 g/t gold and 175 g/t silver over 12.0 metres

Hole G18-01: 3.7 g/t gold and 321 g/t silver over 2.5 metres from 54 metres depth

Hole G18-01: 11.9 g/t gold and 301 g/t silver over 1.0 metres from 64 metres depth

Hole G18-03: 2.7 g/t gold and 872g/t silver over 0.5 metres from 19 metres depth

The Company has identified promising precious metal potential at Gibson and the mineralized zone remains open in all directions under shallow cover.

During the year ended September 30, 2021, the Company determined that further exploration on this property, would no longer be a priority unless a third-party partner could be found to further advance the exploration program; however, the Company continues to hold claims which expire in January 2029. Accordingly, the Company recorded an impairment of the full amount of exploration expenditures to September 30, 2021. In August 2024, the Company received a further extension to meet its minimum exploration expenditures to December 31, 2025. All other terms of the option agreement remain unchanged. For more information, refer to Section 7 b), Contractual Obligations below.

7

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

4.	Operating results

A summarized statement of operations appears below to assist in the discussion that follows:

	Three months ended, September 30		Year ended, September 30
	2025	2024	2025	2024
General and administrative	$170,841	$31,280	$505,969	$198,063
Reporting to shareholders	7,179	13,927	13,835	20,825
Professional fees	50,545	40,900	60,375	48,689
Stock exchange and transfer agent fees	3,398	4,217	12,614	18,304
Accretion	2,041	2,131	4,734	2,131
Property fees and taxes	-	-	-	2,094
Interest and other (income)	(2,769)	(1,763)	(5,037)	(9,821)
Realization of flow through premium	-	-	(75,500)	-
Gain (loss) on short-term investments	-	10,345	(20,173)	(1,137)
Net and comprehensive loss	$231,233	$101,037	$496,817	$279,148

The most significant changes in expenditure follow:

•	Variances in general and administrative expenditures and professional fees are examined in further detail in the chart below.
•	Reporting to shareholders’ expenditures during the three months and year ended September 30, 2025, and 2024, include fees for filing the annual audited financial statements, costs of the annual general meeting (AGM) as well as the annual fees paid to the TSX. The decrease for three months ended and year ended September 30, 2025, relates to the timing of the AGM. The most recent was held in October 2025 and the costs incurred subsequent to year end.
•	Professional fees and period over period variances are explained in the chart below.
•	Stock exchange and transfer agent fees relate to the Company’s equity and the fees charged to maintain the company’s shareholder list and fees paid to the TSXV. The amount is influenced by the value of the equity, number of transactions and number of shares outstanding as well as activity in the company that requires exchange approval. Costs incurred during three months and year ended September 30, 2024, were higher than current periods as additional costs were incurred for filing fees on the acquisition of the Louise Project.
•	Accretion, when material is recorded on a quarterly basis. Changes in interest rates, inflation or the magnitude of anticipated future reclamation costs will influence the recording of the estimated expense.
•	Property fees and taxes are regulatory taxes and maintenance fees incurred on mineral properties that may not be recoverable in the future and are therefore expensed as incurred. During the year ended September 30, 2024, the amounts were paid to various US jurisdictions for permit amendments to allow for additional drilling at the new WestGold discovery; no expenditures were incurred during the current comparative periods.
•	Interest and other income include interest earned from a high interest savings account and foreign exchange gains and losses incurred on US$ denominated transactions. The variance between the current and comparative periods relates to higher and lower bank balances and higher and lower interest rates during the comparative periods.
•	Realization of flow through premium liability relates to the tax benefit renounced to shareholders on the issuance of flow-through common shares (FT shares). During the year ended September 30, 2025, the Company issued FT shares and determined the premium to market on the issue to be $75,500. This amount was recorded as a liability until such time as the qualifying expenditures were made on the Louise project. The amount is amortized to earnings in proportion to the qualifying exploration expenditures made during the period. At September 30, 2025, $302,002 in critical mineral flow through mining expenditures within the meaning of the Income Tax Act (Canada) were made and $75,500 of the liability was recognized in earnings as all obligations were satisfied under the arrangement. There were no FT shares issued nor outstanding during the comparative period ended September 30, 2024.

8

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

•	During the year ended September 30, 2025, the Company sold the remaining 1,034,500 shares of Homeland Nickel Inc. at an average price of $0.05 per share and net proceeds of $51,208. The recognized gain on sale is the sum of the proceeds less the cost base of the shares of $93,536 plus the reversal of the previously recognized valuation adjustment of $62,501, for a total net gain of $20,173. For the same period ended 2024, the Company recorded a realized net gain of $5,784 (proceeds of $59,944) on the sale of a portion of the investment and an unrealized gain of $5,698 based upon the mark to market valuation of the remaining short-term investments.

General and administrative expenses

	Three months ended, September 30		Year ended, September 30
	2025	2024	2025	2024
Administrative consulting fees	$55,325	$9,118	$184,189	$95,286
Stock-based compensation	78,544	93	212,860	10,294
Occupancy costs	6,092	5,671	23,106	22,686
Office, secretarial and supplies	21,026	10,884	58,261	45,301
Travel and promotion	4,110	-	5,185	994
Insurance	3,343	3,458	13,679	15,091
Directors’ fees	1,500	1,500	5,500	6,000
Network and website	901	556	3,189	2,411
Total professional fees	$170,841	$31,280	$505,969	$198,063

•	Administrative consulting fees, which consist of fees for the controller, geological consulting, and services provided by other consultants, have significantly increased for the three months and year ended September 30, 2025, compared to September 30, 2024. The Company is actively exploring the Louise Project and working on the expansion of the Gold Range Project through a takeover bid. The President and a geological consultant have increased their billable time during the fiscal year to evaluate and make recommendations for exploiting these opportunities.
•	Stock-based compensation relates to the recognition of the value, vesting over time, of certain options issued during the period and any issued in prior periods. During the year ended September 30, 2025, the Company granted, pursuant to its stock option plan, a total of 5,200,000 incentive stock options to existing directors, officers, and consultants of the Company. The options are exercisable at a price of $0.05 per share for five years, with a portion vesting immediately and the remaining vesting over a two year period. These incentive options replace 3,285,000 options that expired during 2024. The options were valued, on the grant date, November 25, 2024, at $231,600, using the Black-Scholes Options Pricing model assuming a 5-year term, volatility of 245.35%, a risk-free discount rate of 3.18% and a dividend rate of 0%. During comparative period 2024, the expense relates only to the trailing cost of options issued in fiscal 2023.
•	Occupancy costs are slightly higher, period over period, due to an increase in the base rate that came into effect on September 1, 2025, in conjunction with the renewal of the rental agreement for a further 12 month period. Base rent has increased by $243 to $2,228 per month, a 12% increase over the previous term.
•	Office and secretarial fees, which relate primarily to contract administrative services and office supplies, have increased for the three month and year ended September 30, 2025, consistent with more activity in the Company during this period compared to the prior period. Issuing and tracking flow through shares and the takeover offer for Gold Basis were the transactions that contributed significantly to the increase.
•	Travel and promotion costs have also increase in the three months and year ended September 30, 2025 relating to corporate travel associated with the continuing exploration activities at the Louise Project in BC.

9

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

•	The Company pays directors who are not officers of the Company $500 for meeting attendance. There are currently three directors who are not officers and the amounts above reflect the directors’ fees paid or payable for meetings attended during the above-noted periods.

Professional fees

The following summarizes the components of professional fees included in the statement of net and comprehensive loss:

	Three months ended, September 30		Year ended, September 30
	2025	2024	2025	2024
Audit and accounting	$50,545	$40,900	$53,837	$44,209
Legal and filing fees	-	-	6,538	4,480
Total professional fees	$50,545	$40,900	$60,375	$48,689

•	Accounting fees were higher in the three months and year ended September 30, 2025 due to additional work required to include the financial statements in the Gold Basin offering document along with annual increases in year-end audit fees.
•	Legal fees relate to fees charged for filing news releases and general corporate matters and are higher during 2025 compared to 2024 due to the increased activity in the Company and the need to obtain associated legal advice.

5.	Liquidity and Capital Resources

The Company’s working capital position at September 30, 2025, was $453,929 (September 30, 2024 - $157,914), an improvement of $296,015. Significant changes to working capital are discussed below:

•	The Company used $252,237 to cover the cost of operations during the year ended September 30, 2025, compared to $251,900 for the comparative period 2024. The variances are consistent with the factors described in Section 4) Operating results.
•	During the year ended September 30, 2025, the Company disposed of its remaining 1,034,500 Homeland Nickel Inc. common shares for net cash proceeds of $51,208 During the comparative period ended September 30, 2024, the Company disposed of 599,000 Homeland Nickel Inc. (formerly Spruce Ridge Resources Ltd.) common shares for net cash proceeds of $59,944.
•	During the year ended September 30, 2025, the Company invested $537,124 of cash in exploration and evaluation activities. Of this, $387,667 was spent on the Louise Project for surveying, geological consulting and analysis, option payments and mineral property lease renewal. At the Gold Range Property in Arizona, $143,556 was spent related to geological consulting, travel costs and mineral property lease renewal. Changes in working capital for the period make up the difference. During the year ended September 30, 2024, the Company invested $344,230 of cash in exploration and evaluation activities. Of this, $14,594 was spent on claim staking and preliminary property analysis for the newly acquired Louise Project. The remainder, $329,636 related to exploration and acquisition at the Gold Range Property, Arizona, USA and changes in working capital for the period. See Note 8 - "Exploration and evaluation assets" of the Consolidated Financial Statements at September 30, 2025, which accompany this document and Section 3) “Mineral properties” for more information.
•	The Company used $475,315 to increase the amount of funds held in mineral property advances and deposits. $474,317 of the total relates to the upfront costs associated with the announced takeover bid of Gold Basin and once the outcome is determined the costs will be capitalized upon success or expensed to the period. In addition, the Company was required to make a deposit of $1,000 with the Government of BC, in conjunction with approval to undertake exploration activities on the Louise Project. During the comparative period 2024, an additional reclamation deposit of $8,198 ($US 6,060) was required upon approval of the expansion of the gold Range Property Exploration Permit.

10

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

•	During the year ended September 30, 2025, the Company received $1,737,004 as proceeds on several non-brokered private placement share issuances and incurred $22,755 in share issuance costs. Share issue costs incurred in the year ended September 30, 2024, relate to the issuance of common shares in exchange for property.

Subsequent to the year ended September 30, 2025, the Company announced a further financing as discussed below in Section 6. Financing.

The Company is continually investigating financing options. The continuing operations of the Company are dependent upon its ability to obtain adequate financing or to commence profitable operations in the future. The Company feels that it has sufficient working capital to finance general and administration, other operating expenses, and current activities at the properties for approximately the next full year. However, increases in activity levels, new property acquisitions, and any additional exploration on its mineral properties will require additional financing. There can be no assurance that the Company will be successful in obtaining financing. Refer to Note 1 "Nature of operations and continuance of operations" to the audited Consolidated Financial Statements at September 30, 2025, that accompany this document.

6.	Financing

2025

Subsequent to September 30, 2025, the Company announced a non-brokered private placement and the extension of the offer to Gold Basin shareholders. Under the terms of the financing CANEX will issue up to 20,000,000 common shares at $0.15 per share for total gross proceeds of $3,000,000. The offering, once closed, will result in a new insider acquiring 9.9% of the Company. Proceeds will be used to advance the district consolidation opportunity, for exploration at the Company’s Gold Range and Louise projects and for general working capital. It is subject to TSXV approval and is expected to close on or before January 9, 2026.

On June 26, 2025, the Company closed a non-brokered private placement for 23,636,380 common shares at $0.055 per share for gross proceeds of $1,300,001. No commissions were paid, and the shares are subject to a four month hold period. Insiders purchased a total of 1,139,054 shares in connection with the private placement.

On February 25, 2025, the Company issued 500,000 common shares under the terms of the option agreement governing the Louise Project. The shares were valued at $0.04 per share, the closing trading price on the date of issue, a book value of $20,000. Further information on this agreement is contained in Section 7, Contractual Obligations.

During October 2024, the Company announced an equity financing for cash that closed in two tranches, November 14 and November 25, 2024. The non-brokered private placement consisted of 3,000,000 common shares and 5,033,365 flow through common shares for gross proceeds of $437,002. Common shares were offered at $0.045 per share and the flow through common shares were offered at $0.06 per share. The tax benefit of the flow through common shares, renounced to shareholders, was determined to be $75,500 and recorded as a current liability which was amortized through earnings as the critical mineral flow through mining expenditures were incurred. At September 30, 2025, no further obligation remains related to these flow through shares.

2024

On April 8, 2024, the Company issued 200,000 common shares under the terms of the option agreement governing the Louise Project. The shares were valued at $0.07 per share, the closing trading price on the date of issue, a book value of $14,000. Further information on this agreement is contained in Section 7, Contractual Obligations.

On November 27, 2023, the Company issued 8,694,170 common shares valued at $304,295 pursuant to a purchase agreement on the Gold Range property. The common share issuance price used to value the transaction was the closing trading price on the date of issue.

11

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

7.	Contractual Obligations

a)               On March 5, 2024, the Company announced it had signed an Option Agreement to acquire a 100% interest in the Louise Project located in west central British Columbia. The agreement was signed on March 1, 2024, and received Exchange approval on April 9, 2024.

The commitments are as follows:

Shares or Cash
Upon regulatory approval	$10,000
March 1, 2025	$25,000
March 1, 2026	$50,000
March 1, 2027	$90,000
March 1, 2028	$200,000
March 1, 2029	$400,000
Total commitment	$775,000
Payments made in shares or cash	$(35,000)
Total remaining commitment	$740,000

On February 25, 2025, the second option payment of $25,000 for the Louise Project was made by issuing 500,000 common shares of the Company and making a cash payment of $3,500. Under the terms of the Option agreement dated March 1, 2024, the number of shares issued was calculated using the volume-weighted average (“VWAP”) trading price on the exchange for the 30 trading days ending five trading days prior to the issuance of shares.   As the VWAP fell below $0.05 per share, the difference in value between the calculation and $0.05 per share was paid in cash. On April 9, 2024, the Company made the first option payment of $10,000 by issuing 200,000 shares at a notional price of $0.05 per share. The transaction was valued at $14,000 based upon the closing trading price of the shares on the payment date. In addition, there is a milestone bonus in shares or cash if CANEX drills over 4250 metres of core, and a second milestone bonus of $50,000 in shares or cash if CANEX publishes a resource estimate with greater than 1.5 million contained ounces of gold. The Optionor will retain a NSR of 2.5% of which 1% can be purchased by CANEX for $1.5 million.

On July 29, 2025, the Company acquired a 100% interest in three small claims located internal to the Louise Cu-Au Porphyry Project by issuing 400,000 common shares to the Vendor. The shares are subject to a hold period of four months and a day from the date of regulatory approval. The Vendor retains a net smelter royalty of 1% which can be purchased by the Company at any time for $500,000.

b)               On April 4, 2017, the Company announced it had signed a Letter of intent to acquire a 100% interest in the Gibson property from Altius Resources Inc. ("Altius"). Gibson is 887 Ha in size and located in central British Columbia. The purchase agreement was executed on May 12, 2017, and received Exchange approval on May 17, 2017.

The remaining commitments of the agreement are as follows:

	Altius
	Share issues	Minimum Exploration Expenditures*
		($)
Expenditure commitment, on or before December 31, 2025	-	500,000
Following the completion of the Expenditure Commitment	1,240,000	-
Total remaining commitment	1,240,000	500,000

* as at June 30, 2025, the Company has incurred exploration expenditures of $293,500

12

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

In addition, Altius will retain a right to purchase an underlying 1.5% NSR and preferential rights on any future royalties or streams granted on the Property. If the Company achieves measured and indicated mineral resources in excess of 1 million gold equivalent ounces, a Milestone Payment of 1,275,000 shares will be issued to Altius. Altius will have a pro rata right to participate in future equity financings of the Company for two years.

Pursuant to the Underlying Agreement, Steven Scott is also entitled to the additional milestone bonuses of 1) $25,000 in cash or securities upon a Bankable Feasibility Study; and 2) $50,000 in cash or securities upon Commercial Production. The agreement has been amended to allow the Company to meet minimum exploration expenditures by December 31, 2025. All other terms of the agreement remain unchanged.

c)               Other commitments remaining on 100% owned property are as follows:

Optionor	Property	Commitment	Buy-out
Gieske	Gold Range Property	2% NSR	$500k first 1%, $1M 2nd 1%
Onyx	Never Get Left Claim	2% NSR	$500k first 1%, $1.5M 2nd 1%
Silmar of Arizona	Excelsior Claim	1.5% NSR	Right of First Refusal on Sale

In addition to the above, CANEX has committed to a reversion agreement to August 30, 2030, on the Excelsior Claim, whereby the Company, if subject to any event that would impact the optionors rights, if not cured in 30 days, would deliver the property back to the Optionor.

8.	Exploration Expenditures

Refer to “Exploration and evaluation assets,” Note 8 to the Consolidated Financial Statements dated September 30, 2025.

9.	Off-Balance Sheet Transactions

There are no off-balance sheet transactions to report.

10.	Selected Quarterly Financial Information

The following selected financial data has been extracted from the unaudited interim consolidated financial statements for the fiscal periods indicated and should be read in conjunction with those unaudited financial statements.

Three months ended	Sept 30 2025 (Q4 2025)	June 30 2025 (Q3 2025)	Mar 31 2025 (Q2 2025)	Dec 31 2024 (Q1 2025)	Sep 30 2024 (Q4 2024)	Jun 30 2024 (Q3 2024)	Mar 31 2024 (Q2 2024)	Dec 31 2023 (Q1 2024)
	$	$	$	$	$	$	$	$
Loss before impairment of exploration and evaluation assets	(234,012)	(124,787)	(60,394)	(178,334)	(92,456)	(45,782)	(63,929)	(87,939)
Impairment of exploration and evaluation assets	-	-	-	-	-	-	-	-
Operating loss	(234,012)	(124,787)	(60,394)	(178,334)	(92,456)	(45,782)	(63,929)	(87,939)
Interest and other income	2,778	500	637	1,124	1,764	2,281	2,307	3,468
Gain (loss) on short-term investments	-	-	30,518	(10,347)	(10,345)	(15,517)	(31,035)	58,034
Realization of flow through premium liability	-	69,290	2,330	3,880	-	-	-	-
Comprehensive profit (loss)	(231,234)	(54,997)	(26,909)	(183,677)	(101,037)	(59,018)	(92,657)	(26,437)
Basic and diluted earnings (loss) per share	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

13

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

Generally, the most significant influence on the variability of profit or loss is the amount of stock-based compensation, the amount of exploration and evaluation asset impairments or recoveries, and gains or losses on short-term investments. Options issued during Q1 2025 and Q4 2025 negatively impacted earnings for the quarter without impacting cashflow. Impacting Q4 and Q3 2025, in part due to successful financing efforts, the Company has undertaken two significant projects to advance the Louise Project and Gold Range properties. The result is an increase in general and administrative expenses related to consulting fees for the President, outside geological support and corporate secretarial services as well as increases in audit and accounting fees.

The timing of the impairments and gains on sale of the Company’s exploration and evaluation assets cannot be predicted in advance and will vary from one reporting period to the next. As a result, there may be dramatic changes in the financial results and balance sheet position reported by the Company on a period-by-period basis.

Interest and other reflect foreign exchange gains and losses incurred on a US dollar denominated bank account held by the Company to conduct its business in the United States as well as interest earned on bank balances during the period.

Occasionally the Company receives common shares in publicly traded Companies as partial consideration for the sale of mineral property interests. The sale of Homeland Nickel Inc common shares during Q2 2025 and Q1 2024 positively impacted earnings in those periods when the sale proceeds net of the cost of the shares and the reversal of prior period valuation losses resulted in a gain on the sale of these securities.

The Company’s improved working capital position is the result of the equity issues in Q1 2025 and Q3 2025.

Flow through share commitments were fully funded, as well as all other activities currently underway.

11.	Directors and Officers

Shane Ebert	Director and President	Gregory Hanks	Director
Jean Pierre Jutras	Director and Vice-President	Lesley Hayes	Director
Barbara O’Neill	Corporate Secretary	Blair Schultz	Director
Chantelle Collins	Chief Financial Officer

12.	Related Party Transactions and Key Management Remuneration

Related party transactions for the year ended September 30, 2025, and 2024, are disclosed and explained in Note 18 to the Consolidated Financial Statements dated September 30, 2025, that accompany this MD&A.

13.	Share Capital and Equity Reserves

Refer to Note 11 in the Consolidated Financial Statements dated September 30, 2025, as well as the Consolidated Statement of Changes in Equity that accompany this MD&A for common share capital and stock option transactions for year ended September 30, 2024, and balances as at that date.

On July 29, 2025, the Company issued 400,000 common shares at $0.075 per share to acquire a 100% interest in three small claims located internal to the Louise Cu-Au Porphyry Project.

On July 14, 2025, 700,000 options were issued at $0.08 per share to a consultant providing services to the Company. The options vest immediately and if not exercised will expire 5 years from the date of grant.

14

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

On June 26, 2025, the Company closed a non-brokered private placement for 23,636,380 common shares at $0.055 per share for gross proceeds of $1,300,001. No commissions were paid, and the shares are subject to a four month hold period. Insiders purchased a total of 1,139,054 shares in connection with the private placement.

On February 25, 2025, the Company issued 500,000 common shares at $0.04 per share in partial settlement of an obligation contained within the Louise Project option agreement, further details in Section 7, Contractual Obligations.

On November 14, 2024, CANEX closed the first tranche of an equity financing and on November 25th announced the closing of the second and final tranche to complete the oversubscribed transaction. In total the Company issued 3,000,000 common shares at $0.045 per share. In addition, 5,033,365 flow-through common shares (FT shares) were issued at $0.06 per share. Gross proceeds of $437,002 will be used to advance the Louise Cu-Au porphyry in British Columbia and the Gold Range oxide gold project in northern Arizona. Related parties comprised of officers and directors acquired 111,108 common shares and 583,335 FT shares.

On November 25, 2024, the Company granted, pursuant to its stock option plan, a total of 5,200,000 incentive stock options to existing directors, officers, and consultants of the Company. The options are exercisable at a price of $0.05 per share for five years, with a portion vesting immediately and the remaining vesting over a two year period. These incentive options replace 3,285,000 options that expired during 2024.

14.	Financial Instruments

The carrying value of the Company's financial instruments, consisting of cash and cash equivalents, accounts receivable (net of sales tax) and accounts payable and accrued liabilities approximate their fair value due to the short-term nature of the instruments.

It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The carrying value of financial assets and liabilities measured at amortized cost approximates fair value due to the short-term nature of the instruments.

The Company undertakes transactions denominated in US currency through its exploration in the US; consequently, it is exposed to exchange rate fluctuations. The Company will acquire US funds from time to time to settle US$ denominated liabilities. On September 30, 2025, the Company had US$5,358 (CAD$7,465) in a US denominated bank account (September 30, 2024 - US$1,189, (CAD$1,605)) The effect of a foreign currency increase or decrease of 10% on this cash holding would result in an increase or decrease of $747 (2024 - $161).

15.	Financial risk management

a) Credit risk

Credit risk is the risk of financial loss to the Company if counterparties to a financial instrument fail to meet their contractual obligations. The Company’s financial instruments that could be subject to credit risk consist of receivables. The Company has had a history of prompt receipt of their receivables and considers credit risk to be low on these instruments as at September 30, 2025 and 2024.

b) Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they are due. The Company’s approach to managing liquidity risk is the utilization of budgets, to attempt to maintain sufficient liquidity in order to meet operational and exploration requirements, as well as property acquisition commitments. The Company raises capital through equity issues and its ability to do so is dependent on a number of factors including market acceptance, stock price and exploration results. The Company is continually investigating financing options. The Company feels that it has sufficient working capital to finance general and administrative, other operating expenses and current property activities for approximately the full year, assuming similar activity levels to the previous year. Additional financing will be required to fund new property acquisitions and future exploration programs. There can be no assurance that the Company will be successful in obtaining financing. These material uncertainties cast significant doubt on the Company’s ability to continue as a going concern. The audited consolidated financial statements do not include any adjustments which could be significant should the Company be unable to continue as a going concern.

15

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

c)	Market risk

The Company's equity investments are subject to market price risk. These investments were received as partial proceeds for the sale of mineral property interests. The Company does not invest excess cash in equity investments. The investments in common shares and warrants are recorded at fair value at the respective period ends with the resultant gains or losses recorded in earnings. The price or value of these investments can vary from period to period. During the year ended September 30, 2025, the Company sold all the remaining equity investments and no longer has any exposure to this risk.

The Company has not yet developed producing mineral interests; it is not exposed to commodity price risk associated with developed properties at this time.

d)	Interest rate risk

The Company has no debt facilities and has minimal amounts of interest income; it is not exposed to significant interest rate risk at this time.

e)	Foreign exchange risk

The Company undertakes transactions denominated in US currency; consequently, it is exposed to exchange rate fluctuations. The Company has disclosed US$ commitments pertaining to royalty rights in Section 7- Contractual obligation. Refer to Section 14 - Financial instruments for the foreign exchange risk associated with the foreign denominated cash balances held in US$ at September 30, 2025 and 2024.

16.	Subsequent Events

Subsequent to September 30, 2025, the Company announced a non-brokered private placement and the extension of the offer to Gold Basin shareholders. Under the terms of the financing CANEX will issue up to 20,000,000 common shares at $0.15 per share for total gross proceeds of $3,000,000. The offering, once closed, will result in a new insider acquiring 9.9% of the Company. Proceeds will be used to advance the district consolidation opportunity, for exploration at the Company’s Gold Range and Louise projects and for general working capital. It is subject to TSXV approval and is expected to close on or before January 9, 2026.

17.	Outlook

The Company’s primary objective is to discover mineral resources in economic quantities capable of supporting an operating mine. Should the Company discover such a promising property, it would likely attempt to ally with a more senior mining company that might option-in on the property or purchase the property outright, as the Company does not have expertise in operating a mine.

As discussed above the Company made a takeover offer for Gold Basin Resources (“Gold Basin”) (TSX.V:GXX) in an all share transaction.  The Board of Directors and management of CANEX are highly supportive of the concept of consolidating the CANEX and Gold Basin properties and view a merger of the large gold system that spans both Company’s properties an excellent opportunity to unlock value for both CANEX and Gold Basin shareholders.

At the Gold Range property, the WestGold target contains the largest and highest-grade gold in soil anomaly defined to date and the Company’s drill test of that target has resulted in a new and potentially very significant gold discovery that will be an important focus for the Company moving forward. Although there are opportunities to further explore the Gold Range Property in Arizona, USA, the Company only has sufficient working capital to conduct measured low-cost surface exploration programs, such as those undertaken in March 2024 at WestGold, without the need for additional financing. Near and midterm objectives will include low-cost advancement of surface targets in preparation for drill testing to be conducted once market conditions allow further financing opportunities.

16

CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

At the Louise Project, the Company has completed a modern deep looking induced polarization (IP) survey to explore the district across 6 to 7 kilometres of strike length and to depths up to 1000 metres to fully assess the district potential surrounding the known historic resource. Based on the results of this survey two new previously unknown high chargeability targets have been identified west and below the historic Louise Project deposit. The Company completed a surface exploration program consisting of mapping, prospecting, and surface sampling. The Company will now focus on permitting to allow drill testing of the two new high priority chargeability targets.

With respect to the Gibson Prospect, to date the Company has expended $293,500 on exploration activities. Due to limited resources, including manpower, the Company has focussed its attention on exploration activities on the Gold Range property and the Louise Project as discussed above. The Company continues to hold core claims which expire January 2029, keeping possibilities open for the Company to find a third-party partner to further the exploration program.

The Company continues to actively search for new early-stage exploration opportunities and avenues for growth in stable jurisdictions within North America. The Company has not entered into any business combination, acquisition, or similar agreements except as noted above.

18.	Risks

The business and operations of the Company are subject to numerous risks, many of which are beyond the Company's control. The Company considers the risks set out below to be some of the most significant to potential investors in the Company, but not all of the risks associated with an investment in securities of the Company. If any of these risks materialize into actual events or circumstances or other possible additional risks and uncertainties of which the Company is currently unaware or which it considers to be material in relation to the Company's business actually occur, the Company's assets, liabilities, financial condition, results of operation (including future results of operations), business and business prospects, are likely to be materially and adversely affected. In such circumstances, the price of the Company's securities could decline and investors may lose all or part of their investment.

The Company is a natural resource company engaged in the acquisition, exploration and development of mineral properties. Given the nature of the mining business, the limited extent of the Company's assets and the present stage of exploration, the following risk factors, among others, should be considered:

•	Exploration, development, and operating risks

The Company is in the process of exploring its properties and has not yet determined whether its properties contain economically recoverable reserves and, therefore, does not generate any revenues from production. The recovery of expenditures on mineral properties and the related deferred exploration expenditures are dependent on the existence of economically recoverable mineralization, the ability of the Company to obtain financing necessary to complete the exploration and development of its properties, and upon future profitable production, or alternatively, on the sufficiency of proceeds from disposition. Mineral exploration is highly speculative in nature, involves many risks and frequently is non-productive. There is no assurance that exploration efforts will be successful.

•	Substantial capital requirements and liquidity

Substantial additional funds for the establishment of the Company's current and planned mining operations will be required. No assurances can be given that the Company will be able to raise the additional funding that may be required for such activities, should such funding not be fully generated from operations. Mineral prices, environmental rehabilitation or restitution, revenues, taxes, transportation costs, capital expenditures and operating expenses and geological results are all factors which will have an impact on the amount of additional capital that may be required. To meet such funding requirements, the Company may be required to undertake additional equity financing, which would be dilutive to shareholders. Debt financing, if available, may also involve restrictions on financing and operating activities. There is no assurance that additional financing will be available on terms acceptable to the Company or at all. If the Company is unable to obtain additional financing as needed, it may be required to reduce the scope of its operation and pursue only those projects that can be funded through cash flows generated from its existing operations, if any.

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CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

•	Fluctuating mineral prices

The economics of mineral exploration are affected by many factors beyond the Company's control, including commodity prices, the cost of operations, variations in the grade of minerals explored and fluctuations in the market price of minerals. Depending on the price of minerals, the Company may determine that it is impractical to continue a mineral exploration operation. Mineral prices are prone to fluctuations and the marketability of minerals is affected by government regulation relating to price, royalties, allowable production and the importing and exporting of minerals, the effect of which cannot be accurately predicted. There is no assurance that a profitable market will exist for the sale of any minerals found on the Company's properties.

•	Regulatory, permit and license requirements

The current or future operations of the Company require permits from various governmental authorities, and such operations are and will be governed by laws and regulations concerning exploration, development, production, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, site safety and other matters. Companies engaged in the exploration and development of mineral properties generally experience increased costs and delays in development and other schedules as a result of the need to comply with applicable laws, regulations and permits. There can be no assurance that all permits which the Company may require for facilities and the conduct of exploration and development operations on the Properties will be obtainable on reasonable terms, or that such laws and regulation will not have an adverse effect on any exploration or development project which the Company might undertake.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in exploration and development operations may be required to compensate those suffering loss or damage by reason of the exploration and development activities and may have civil or criminal fines or penalties imposed upon them for violation of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mineral companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or exploration and development costs, or require abandonment or delays in the development of new or existing properties.

•	Financing risks and dilution to shareholders

The Company has limited financial resources, no operations, and no revenues. If the Company's exploration program on its properties is successful, additional funds will be required for the purposes of further exploration and development. There can be no assurance that the Company will be able to obtain adequate financing in the future or that such financing will be available on favorable terms or at all. It is likely such additional capital will be raised through the issuance of additional equity which will result in dilution to the Company's shareholders.

•	Title to properties

Acquisition of title to mineral properties is a very detailed and time-consuming process. Title to, and the area of, mineral properties may be disputed. The Company cannot give an assurance that title to its properties will not be challenged or impugned. Mineral properties sometimes contain claims or transfer histories that examiners cannot verify. A successful claim that the Optionors or the Company, as the case may be does not have title to its properties could cause the Company to lose any rights to explore, develop and mine any minerals on its properties without compensation for its prior expenditures relating to its properties.

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CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

•	Competition

The mineral exploration and development industry is highly competitive. The Company will have to compete with other mining companies, many of which have greater financial, technical and other resources than the Company, for, among other things, the acquisition of mineral claims, leases and other mineral interest as well as for the recruitment and retention of qualified employees and other personnel. Failure to compete successfully against other mining companies could have a material adverse effect on the Company and its prospects.

•	Reliance on management and dependence on key personnel

The success of the Company will be largely dependent upon the performance of its directors and officers and the ability to attract and retain key personnel. The loss of the services of these persons may have a material adverse effect on the Company's business and prospects. The Company will compete with numerous other companies for the recruitment and retention of qualified employees and contractors. There is no assurance that the Company can maintain the service of its directors and officers or other qualified personnel required to operate its business. Failure to do so could have a material adverse effect on the Company and its prospects.

•	Environmental risks

The Company's exploration and appraisal programs will, in general, be subject to approval by regulatory bodies. Additionally, all phases of the mining business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with mining operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increase capital expenditures and operating costs.

•	Conflicts of interest

Certain of the Directors and Officers of the Company are engaged in, and will continue to engage in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such Directors and Officers of the Company may become subject to conflicts of interest. Canadian corporate laws provide that in the event that a Director has an interest in a contract or proposed contract or agreement, the director shall disclose his interest in such contact or agreement and shall refrain from voting on any matter in respect of such contract or agreement unless otherwise provided under those laws. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the applicable Canadian corporate laws.

•	Uninsurable risks

Exploration, development, and production operations on mineral properties involve numerous risks, including unexpected or unusual geological operating conditions, rock bursts, cave-ins, fires, floods, earthquakes and other environmental occurrences, any of which could result in damage to, or destruction of mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Although precautions to minimize risk will be taken, operations are subject hazards that may result in environmental pollution and consequent liability that could have a material adverse impact on the business, operations and financial performance of the Company. It is not always possible to obtain insurance against all such risks and the Company may decide not to insure against certain risks as a result of high premiums or other reasons. Should such liabilities arise, they could have an adverse impact on the Company's results of operations and financial condition and could cause a decline in the value of the Company's shares.

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CANEX Metals Inc. MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEAR ENDED SEPTEMBER 30, 2025

•	Litigation

The Company and/or its directors may be subject to a variety of civil or other legal proceedings, with or without merit.

18.	Critical Accounting Estimates

The most significant accounting estimate for the Company relates to the carrying value of its exploration and evaluation assets. Exploration and evaluation assets consist of the capitalized costs of exploration and mining concessions. Acquisition and leasehold costs and exploration costs are capitalized and deferred until such time as the property is put into production or the properties are disposed of either through sale or abandonment. The estimated values of exploration and evaluation assets are evaluated by management on a regular basis to determine whether facts and circumstances suggest that the carrying amount of the asset may exceed its recoverable amount. Reference is made to project economics, including the timing of the exploration and/or development work, the work programs and exploration results experienced by the Company and others, financing, the extent to which optionees have committed, or are expected to commit to, exploration on the property and the imminent expiry of the right to explore, among other factors. When it becomes apparent that the carrying value of a specific property will not be realized, an impairment provision is made for the estimated decline in value.

The Company’s estimate for decommissioning obligations is based on existing laws, contracts and other policies. The value of the obligation is based on estimated future costs for abandonments and reclamations which require certain assumptions to be made. By their nature, these estimates are subject to measurement uncertainty.

Another significant accounting estimate relates to valuing stock-based compensation. The Company uses the Black-Scholes Option Pricing Model. Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options granted and vested during the year.

The Company estimates the fair value of its short-term equity investments at the end of each period as they are carried at fair value in the Balance Sheet. The Company uses the closing price of the common shares on the period-end date. The price at which these instruments can ultimately be sold will vary from these estimates due to the timing of their sale, the volume of trading in the securities at any given time and changes in the market over time, among other factors.

19.	New Accounting Policies

The Company did not adopt any new accounting policies during the year ended September 30, 2025.

Future standards not yet adopted include the Presentation and Disclosure in Financial Statements (IFRS 18). IFRS 18 will replace IAS 1, Presentation of Financial Statements which aims to improve how companies communicate in their financial statements, with a focus on information about financial performance in the statement of profit or loss, in particular additional defined subtotals, disclosures about management-defined performance measures and new principles for aggregation and disaggregation of information. IFRS 18 is accompanied by limited amendments to the requirements in IAS 7 Statement of Cash Flows. IFRS 18 is effective from January 1, 2027. Companies are permitted to adopt IFRS 18 before that date. The Company is not yet able to determine the impact to the consolidated financial statements from the adoption of this standard.

Certain pronouncements were issued by the IASB but are not yet effective at September 30, 2025. The Company intends to adopt these standards when they become effective but does not expect these amendments to have a material effect on its consolidated financial statements.

20.	Other

Additional information relating to the Company may be found on SEDAR+ at www.sedarplus.ca

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